                        AMENDED AND RESTATED CREDIT AGREEMENT


                                        Among


                            EAGLE HARDWARE & GARDEN, INC.,
                                     AS BORROWER,

                              THE LENDERS LISTED HEREIN,
                                     AS LENDERS,

                                         AND

                   U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION,
                                       AS AGENT



                               Dated as of May 28, 1996

                                  TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS, ETC................................................  1
    1.1    Terms Defined....................................................  1
    1.2    Accounting Terms................................................. 14
    1.3    Rules of Construction............................................ 14
    1.4    Incorporation of Recitals and Exhibits........................... 14

ARTICLE II.  REVOLVING CREDIT FACILITY...................................... 15
    2.1    Revolving Credit Commitments..................................... 15
    2.2    Purposes of Revolving Credit Loans............................... 15
    2.3    Revolving Credit Notes........................................... 15
    2.4    Interest Rates................................................... 16
    2.5    Payment of Interest.............................................. 16
    2.6    Repayment of Principal and Termination of Revolving Credit
           Commitments...................................................... 16
    2.7    Revolving Credit Commitment Fee.................................. 16
    2.8    The Letters of Credit............................................ 17
    2.9    Issuance of Letters of Credit.................................... 17
    2.10   Participating Interest in Letters of Credit...................... 17
    2.11   Procedure for Opening Letters of Credit.......................... 17
    2.12   Letter of Credit Payments........................................ 18
    2.13   Letter of Credit Fees............................................ 19
    2.14   Further Assurances............................................... 19
    2.15   Obligations Absolute............................................. 19
    2.16   Assignments...................................................... 20
    2.17   Letter of Credit and Lender's Acceptance Reserves................ 20
    2.18   Existing Letters of Credit....................................... 21
    2.19   Borrowing Base................................................... 21
    2.20   Borrowing Under the Revolving Credit Commitments; Borrowing
           Notices.......................................................... 21

ARTICLE III.  GENERAL PROVISIONS APPLICABLE TO THE LOANS.................... 22
    3.1    Manner of Payment................................................ 22
    3.2    Statements....................................................... 23
    3.3    Computations of Interest and Fees................................ 23
    3.4    Default Interest................................................. 23
    3.5    Maximum Interest Rate............................................ 23
    3.6    Late Charge...................................................... 24
    3.7    Prepayments...................................................... 24
    3.8    IBOR Rate Borrowing Provisions................................... 24
    3.9    Quoted Rate Borrowing Provisions................................. 25


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    3.10   Collateral....................................................... 26
    3.11   Agent Fee........................................................ 26
    3.12   Pro Rata Treatment and Payments.................................. 26

ARTICLE IV.  CONDITIONS PRECEDENT .......................................... 27
    4.1    Conditions Precedent for Initial Loans........................... 27
    4.2    Conditions Precedent to All Loans, Etc........................... 29

ARTICLE V.  AFFIRMATIVE COVENANTS........................................... 30
    5.1    Financial Data................................................... 30
    5.2    Licenses and Permits............................................. 32
    5.3    Maintenance of Properties........................................ 32
    5.4    Payment of Charges............................................... 32
    5.5    Insurance........................................................ 33
    5.6    Maintenance of Records........................................... 33
    5.7    Inspection....................................................... 33
    5.8    Hazardous Substances............................................. 33
    5.9    Corporate Existence.............................................. 35
    5.10   Notice of Disputes and Other Matters............................. 35
    5.11   Exchange of Notes................................................ 35
    5.12   Maintenance of Liens............................................. 35
    5.13   Other Agreements................................................. 36
    5.14   After-Acquired Collateral........................................ 36
    5.15   Further Assurances............................................... 36
    5.16   Maintenance of Bank Accounts..................................... 36
    5.17   Guaranties and Security Agreements from Subsidiaries............. 36

ARTICLE VI.  NEGATIVE COVENANTS............................................. 36
    6.1    Dividends and Distributions...................................... 37
    6.2    Transactions with Affiliates..................................... 37
    6.3    Other Indebtedness............................................... 37
    6.4    Liens............................................................ 37
    6.5    Advances and Loans............................................... 38
    6.6    Investments...................................................... 38
    6.7    Liquidation and Sale of Assets................................... 38
    6.8    Consolidation and Merger......................................... 38
    6.9    Subsidiaries..................................................... 38
    6.10   Type of Business................................................. 39
    6.11   Change of Chief Executive Office or Name......................... 39
    6.12   Change in Documents.............................................. 39
    6.13   Control.......................................................... 39
    6.14   Pension Plan..................................................... 39
    6.15   Tangible Net Worth............................................... 39

    6.16   Capital Ratio.................................................... 39
    6.17   Fixed Charge Coverage Ratio...................................... 39
    6.18   Debt Service Coverage Ratio...................................... 40
    6.19   Current Ratio.................................................... 40
    6.20   Working Capital.................................................. 40
    6.21   Capital Expenditures............................................. 40

ARTICLE VII.  REPRESENTATIONS AND WARRANTIES................................ 40
    7.1    Corporate Status................................................. 40
    7.2    Power and Authority.............................................. 40
    7.3    No Violation of Agreements....................................... 41
    7.4    Recording and Enforceability..................................... 41
    7.5    Litigation....................................................... 41
    7.6    Good Title to Properties......................................... 41
    7.7    Licenses and Permits............................................. 42
    7.8    No Burdensome Agreements......................................... 42
    7.9    Properties in Good Condition..................................... 42
    7.10   Financial Statements............................................. 42
    7.11   Outstanding Indebtedness......................................... 42
    7.12   Taxes............................................................ 43
    7.13   License Fees..................................................... 43
    7.14   Trademarks, Patents, Etc......................................... 43
    7.15   Disclosure....................................................... 43
    7.16   Regulations U and X.............................................. 43
    7.17   Names............................................................ 43
    7.18   Condition of Property............................................ 43
    7.19   Pension Plans.................................................... 44

ARTICLE VIII.  EVENTS OF DEFAULT; REMEDIES.................................. 44
    8.1    Events of Default................................................ 44
    8.2    Acceleration; Remedies........................................... 46

ARTICLE IX.  AGENCY PROVISIONS.............................................. 47
    9.1    Authorization and Action......................................... 47
    9.2    Duties and Obligations........................................... 48
    9.3    Rights of Agent as Lender........................................ 49
    9.4    Lenders' Credit Decision......................................... 49
    9.5    Indemnification.................................................. 49
    9.6    Successor Agent.................................................. 50
    9.7    No Effect On Borrower............................................ 50

ARTICLE X.  MISCELLANEOUS................................................... 50
    10.1   Notices.......................................................... 50

    10.2   Payment of Expenses and Taxes.................................... 50
    10.3   Successors and Assigns; Participations; Purchasing Lenders....... 51
    10.4   Adjustments; Setoff.............................................. 54
    10.5   Setoff........................................................... 55
    10.6   Waiver of Setoff................................................. 55
    10.7   Fees and Commissions............................................. 55
    10.8   Amendments and Waivers........................................... 55
    10.9   Severability..................................................... 56
    10.10  Descriptive Headings............................................. 56
    10.11  Governing Law.................................................... 56
    10.12  Consent to Jurisdiction, Service, and Venue...................... 56
    10.13  Arbitration...................................................... 57
    10.14  Counterparts..................................................... 57
    10.15  Statutory Notice................................................. 57

                                       EXHIBITS


Exhibit A       --        Revolving Credit Note, Section 2.3

Exhibit B       --        Letter of Credit Participation Certificate,
                          Section 2.12(b)

Exhibit C       --        Borrowing Notice for IBOR Rate Borrowings,
                          Section 2.20(a)

Exhibit D       --        Borrowing Notice for Quoted Rate Borrowings,
                          Section 2.20(a)

Exhibit E       --        Amendment to Security Agreement, Section 4.1(b)

Exhibit F       --        Amendment to Trademark Assignment, Section 4.1(c)

Exhibit G       --        Opinion of Counsel, Section 4.1(e)

Exhibit H       --        Board Resolution and Incumbency Certificate,
                          Section 4.1(h)(iii)

Exhibit I       --        Amendment to Intercreditor Agreement, Section 4.1(p)

Exhibit J       --        Borrowing Base Certificate, Section 5.1(i)

Exhibit K       --        Commitment Transfer Supplement, Section 10.3(c)

                                      SCHEDULES


Schedule 1.1.1  --        Existing Letters of Credit

Schedule 1.1.2  --        Lenders' Commitments and Pro Rata Shares

Schedule 6.4    --        Schedule of Existing Liens

Schedule 7.5    --        Schedule of Litigation

Schedule 7.14   --        Schedule of Trademarks

                        AMENDED AND RESTATED CREDIT AGREEMENT


          This amended and restated credit agreement is made and entered into as of this 28th day May, 1996, by and among EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, a national banking association ("U. S. Bank"), as agent for Lenders (in such capacity "Agent"). Capitalized terms have the meanings assigned in ARTICLE I hereof.


                                  R E C I T A L S :


          A. On or about June 30, 1995, Agent, Lenders, and Borrower entered into that certain credit agreement whereby Lenders agreed to make loans and advances of credit to Borrower on the terms and conditions set forth therein. Agent, Lenders, and Borrower have since entered into three amendments to credit agreement, the first amendment to credit agreement dated August 25, 1995, the second amendment to credit agreement dated October 23, 1995, and the third amendment to credit agreement dated January 17, 1996. The credit agreement and the first, second, and third amendments described in this Recital A shall hereinafter be referred to as the "Original Credit Agreement."

          B. Agent, Lenders, and Borrower desire to amend certain terms of the Original Credit Agreement and to restate the Original Credit Agreement in its entirety.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto (a) agree that the Original Credit Agreement is hereby amended and restated in its entirety as set forth herein, (b) further agree that all Loan Documents executed in connection with the Original Credit Agreement shall remain in full force and effect, except as expressly modified herein, and (c) agree as follows:


                            ARTICLE I.  DEFINITIONS, ETC.

          1.1 TERMS DEFINED. As used herein, the following terms have the meanings set forth below:

          "Adjusted Cash Flow" means as of the end of each Fiscal Year, Borrower's Cash Flow for such Fiscal Year less Capital Expenditures made during such Fiscal Year.

          "Adjusted Cash Flow Carryforward" means (a) for Borrower's Fiscal Year ending January 26, 1996, Capital Proceeds received by Borrower during such Fiscal Year and (b) for each Fiscal Year after January 26, 1996, the positive difference between (i) Adjusted Cash Flow for such Fiscal Year then ended and
(ii) the sum of (x) Interest Expense for such Fiscal Year and (y) the current portion of Borrower's Consolidated long term Indebtedness as of the end of such Fiscal Year.

          "Affiliate" means a Person that now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Borrower. A Person shall be deemed to control a corporation or partnership if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management of such corporation or partnership, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" means U. S. Bank in its capacity as agent for Lenders, and any successor agent designated pursuant to SECTION 9.6 herein.

          "Aggregate Current Amount" means, at any particular time, the sum of
(a) the aggregate outstanding balance of principal and accrued interest on the Revolving Credit Loans plus (b) aggregate undrawn amount of all Letters of Credit then outstanding plus (c) the unreimbursed portion of any payment made by Issuing Lender under any Letter of Credit.

          "Agreement" means this amended and restated credit agreement and all amendments and modifications thereto.

          "Applicable Law" means all applicable provisions and requirements of all (a) constitutions, statutes, ordinances, rules, regulations, standards, orders, and directives of any Governmental Bodies, (b) Governmental Approvals, and (c) orders, decisions, decrees, judgments, injunctions, and writs of all courts and arbitrators, whether such Applicable Laws presently exist, or are modified, promulgated, or implemented after the date hereof.

          "Applicable Margin" shall be determined as of the end of each Fiscal Quarter based on the Borrower's Capital Ratio for such Fiscal Quarter in accordance with the table set forth below and shall be effective as of the first day of the Fiscal Quarter following the Borrower's delivery of the financial statements required under Section 5.1(c) herein:

          CAPITAL RATIO                                     APPLICABLE MARGIN

GREATER THAN 0.9:1.0                                        2% per annum
LESS THAN OR EQUAL TO 0.9:1.0
     AND GREATER THAN OR EQUAL TO 0.8:1.0                   1.75% per annum
LESS THAN 0.8:1.0
     GREATER THAN OR EQUAL TO 0.5:1.0                       1.5% per annum
LESS THAN 0.5:1.0                                           1.25% per annum
          where:

GREATER THAN              means     greater than
LESS THAN                 means     less than
GREATER THAN OR EQUAL TO  means     greater than or equal to
LESS THAN OR EQUAL TO     means     lesser than or equal to


          "Benefitted Lender" has the meaning set forth in SECTION 10.4(a) herein.

          "Borrowing Base" means an amount equal to the sum of (a) 80 percent of Eligible Accounts Receivable, plus (b) 55 percent of the positive difference between Eligible Inventory and Trade Payables, plus (c) $10,000,000.

          "Borrowing Date" means any Business Day specified in a notice pursuant to (a) SECTION 2.20 as a date on which Borrower requests Lenders to make Loans hereunder or (b) SECTION 2.9 as a date on which Borrower has requested Issuing Bank to issue a Letter of Credit hereunder.

          "Borrowing Notice" has the meaning set forth in SECTION 2.20 herein.

          "Business Day" means any day except a Saturday, Sunday, or other day on which national banks in the state of Washington are authorized or required by law to close.

          "Capital Expenditures" means, for any period, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by Borrower and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant, or equipment" or comparable items reflected in the Consolidated statement of cash flows of Borrower and its Subsidiaries, plus (b) to the extent not covered by clause (a) of this definition, the portion of Capital Leases which is capitalized on the Consolidated balance sheet of Borrower and its Subsidiaries, plus (c) to the extent not covered by clauses (a) or (b) of this definition, the aggregate of all expenditures by Borrower and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property (except inventory in the ordinary course of business) or fixed assets of, or stock or other evidence of beneficial ownership of, any Person.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capital Proceeds" means, for the applicable accounting period, the sum of (a) the net proceeds of any equity or Subordinated Debt raised by Borrower during such period, plus (b) the net proceeds of any financing or sale of Borrower's owned stores during such period, plus (c) new Capital Leases entered into during such period.

          "Capital Ratio" means, as of the end of any Fiscal Quarter, the ratio of Borrower's Consolidated Indebtedness less Subordinated Debt, to Borrower's Consolidated Tangible Net Worth plus Subordinated Debt as of the end of such Fiscal Quarter.

          "Cash Flow" means, for any period, Net Income for such period, subject to the following adjustments:

          (a) There shall be added to Net Income: (i) depreciation, amortization, and other similar non-cash charges for such period, (ii) Interest Expense for such period, (iii) Capital Proceeds received by Borrower during such period;

          (b) There shall be deducted from Net Income: (i) dividends and distributions made to Borrower's shareholders during such period, and
(ii) reductions in the principal amount of Subordinated Debt made during such period.

          (c) There shall be added or deducted from Net Income, as appropriate, net changes in deferred taxes for such period.

          "Claims" has the meaning set forth in SECTION 10.13(a) herein.

          "Closing Date" means the date of this Agreement.

          "Collateral" means all the property, real or personal, tangible or intangible, now owned or hereafter acquired, in which Agent has been or is to be granted a security interest by Borrower or any other Person, to secure the Obligations.

          "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods, or services by Borrower in the ordinary course of business of Borrower.

          "Commitment Transfer Supplement" has the meaning set forth in
SECTION 10.3(C) hereof.

          "Consolidated" means, as applied to any financial or accounting term with respect to any Person, such term determined on a consolidated basis in accordance with generally accepted accounting principles for the Person and all consolidated Subsidiaries of such Person.

          "Current Assets" means at any time Borrower's Consolidated assets treated as current assets in accordance with GAAP; excluding, however, from the determination of current assets, loans to officers or employees of Borrower or any Affiliate of Borrower.

          "Current Liabilities" means at any time all of Borrower's Consolidated liabilities treated as current liabilities in accordance with GAAP; including without limitation (a) all obligations payable on demand or within one year after the date on which the determination is made, (b) final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, and (c) the current liabilities of any Person (other than Borrower) which are guaranteed by Borrower.

          "Default" means any condition or event that constitutes an Event of Default or with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Dollars" or "$" shall mean lawful money of the United States of America.

          "Eligible Accounts Receivable" means the accounts receivable of Borrower excluding the following: (a) accounts receivable that have been outstanding in excess of 90 days from the date of invoice, (b) accounts receivable from any single customer of Borrower if 25 percent or more of such customer's accounts owed to Borrower are ineligible for any reason, (c) accounts receivable due from officers, employees, or Affiliates of Borrower, (d) accounts receivable that are partially or wholly subject to the right of setoff,
(e) accounts receivable resulting from COD sales, finance charges, and consignments, (f) accounts receivable due from Persons not residents of the United States, (g) accounts receivable due from any Governmental Body,
(h) accounts receivable that constitute any retainage, (i) accounts receivable that constitute dated billings or progress billings, and (j) accounts receivable that are subject to any security interest other than the security interest granted to Agent for the ratable benefit of lenders. In addition to and not in limitation of the foregoing, "Eligible Accounts Receivable" shall not include any accounts receivable unless and until Agent holds a first, valid, binding, exclusive, and perfected security interest in any such accounts receivable.

          "Eligible Inventory" means the inventory of finished goods of Borrower, valued at the lower of cost or market. "Eligible Inventory" shall exclude raw materials, work-in-process, inventory that is obsolete, consigned inventory, inventory that is not in saleable condition, inventory that is located outside the United States, and inventory in which any Person, other than Agent, has a security interest. In addition to and not in limitation of the foregoing, "Eligible Inventory" shall not include any inventory unless and until Agent holds a first, valid, binding, exclusive, and perfected security interest in that inventory.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means, as applied to any Person, (a) any corporation, which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (b) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of
Section 414(c) of the Internal Revenue Code for which that Person is, or was at any time, a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is, or was at any time, a member.

          "Event of Default" has the meaning set forth in SECTION 8.1 herein.

          "Existing Letters of Credit" means those certain letters of credit listed on SCHEDULE 1.1.1 annexed hereto issued by U. S. Bank pursuant to that certain credit agreement dated as of March 29, 1993, between Borrower and U. S. Bank, as amended, which will, as of the Closing Date, be deemed outstanding as Letters of Credit issued pursuant to SECTION 2.8 of this Agreement.

          "Fee Letter" means the letter agreement between Borrower and Agent dated May 28, 1996.

          "Fiscal Calendar" means, for any Fiscal Year, a calendar for such Fiscal Year designating Borrower's accounting periods.

          "Fiscal Period" means the four or five week period designated as an accounting period on Borrower's Fiscal Calendar.

          "Fiscal Quarter" means the 13 or 14 week period designated as an accounting quarter on Borrower's Fiscal Calendar.

          "Fiscal Year" means the 52 or 53 week period commencing on the Saturday after the last Friday of January and ending on the last Friday of the next succeeding January.

          "GAAP" means, subject to the limitations on the application thereof set forth in SECTION 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Governmental Approval" means any authorization, consent, approval, certificate of compliance, license, permit, or exemption from, contract with, registration or filing with, or report or notice to, any Governmental Body required or permitted by Applicable Law.

          "Governmental Body" means the government of the United States, any state, or any foreign country, or any governmental or regulatory official, body, department, bureau, subdivision, agency, commission, court, arbitrator, or authority, or any instrumentality thereof, whether federal, state, or local.

          "Hazardous Materials" means oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials including but not limited to substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any Hazardous Materials Laws.

          "Hazardous Materials Claims" means (a) enforcement, cleanup, removal, or other regulatory actions instituted, completed, or threatened by any Governmental Body pursuant to any applicable Hazardous Materials Laws; and
(b) claims made or threatened by any third party against Borrower, any Subsidiary, or any of their property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from Hazardous Materials.

          "Hazardous Materials Laws" means all Applicable Laws pertaining to Hazardous Materials.

          "IBOR Borrowing Rate" means the IBOR Rate plus the Applicable Margin; provided that at any time the Aggregate Current Amount exceeds $50,000,000, then the IBOR Borrowing Rate means the IBOR Rate plus the Applicable Margin plus
0.25 percent per annum.

          "IBOR Interest Period" means as to any IBOR Rate Borrowing, a period of one, two, or three months commencing on the date the IBOR Borrowing Rate becomes applicable thereto; PROVIDED however, that: (a) no IBOR Interest Period shall be selected which would extend beyond the Revolving Credit Commitment Period; (b) any IBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such IBOR Interest Period into another calendar month, in which event the IBOR Interest Period shall end on the immediately preceding Business Day; and (c) any IBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such IBOR Interest Period) shall end on the last Business Day of a calendar month.

          "IBOR Rate" means for any IBOR Interest Period, the rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed) equal to the arithmetic average (rounded upward to the nearest 1/16 of 1 percent) of the rates per annum determined by Agent as of the times specified in SECTION 3.8(a) herein on the date two Business Days prior to the first day of the applicable IBOR Interest Period as the rates offered to Agent by three Eurodollar money market dealers in such Eurodollar market as may be selected by Agent for U. S. dollar deposits to be delivered on the first day of such IBOR Interest Period for the number of months therein; PROVIDED, however, that Agent's IBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such IBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.

          "IBOR Rate Borrowing" means any Revolving Credit Loan for which Borrower has elected the IBOR Borrowing Rate to apply. The minimum amount of each IBOR Rate Borrowing shall be $1,000,000 and integral multiples thereof.

          "Indebtedness" means all items that in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of the Consolidated balance sheet as of the date that "Indebtedness" is to be determined and in any event includes liabilities secured by any mortgage, deed of trust, pledge, lien, or security interest on property owned or acquired, whether or not such a liability has been assumed, and the guaranties, endorsements (other than for collection in the ordinary course of business), and other contingent obligations with regard to the obligations of other Persons.

          "Indemnified Liabilities" has the meaning set forth in SECTION 10.2 herein.

          "Indemnified Persons" has the meaning set forth in SECTION 10.2 herein.

          "Interest Expense" means, for any period, the interest charges paid or accrued during such period (including imputed interest on capital lease obligations) on the Consolidated Indebtedness of Borrower.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "Issuing Lender" means U. S. Bank or any of its Affiliates which from time to time may be designated by U. S. Bank in its sole discretion to issue Letters of Credit.

          "L/C Application" has the meaning set forth in SECTION 2.9.

          "L/C Participating Interest" means an undivided participating interest in each Letter of Credit and the related L/C Application.

          "Lenders" means the Persons identified as "Lenders" and listed on the signature page of this Agreement, together with their successors and permitted assigns pursuant to SECTION 10.3 herein.

          "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lender for the account of Borrower pursuant to SECTION 2.8 and all Existing Letters of Credit.

          "Letter of Credit Participation Certificate" has the meaning set forth in SECTION 2.12(b).

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge, or any encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) in any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

          "Loans" means the Revolving Credit Loans and includes all renewals and modifications thereof.

          "Loan Documents" means this Agreement, the Notes, together with all other agreements, instruments, and documents arising out of or relating to this Agreement, the Loans, or the Letters of Credit, as well as all renewals and modifications thereof.

          "Net Income" means, for the applicable accounting period, Borrower's Consolidated Net Income determined in accordance with GAAP.

          "Notes" means the Revolving Credit Notes and includes all renewals and modifications thereof.

          "Obligations" means all obligations of every nature of Borrower and its Subsidiaries from time to time owed to Agent, Lenders, Issuing Lender, or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification, or otherwise.

          "Participant" has the meaning set forth in SECTION 10.3(b) hereof.

          "Participating Lender" means any Lender (other than Issuing Lender) with respect to its L/C Participating Interest in Letters of Credit.

          "Person" means any individual, partnership, joint venture, firm, corporation, association, trust, or other enterprise or any Governmental Body.

          "Plan" means an employee pension benefit plan that is covered by ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is either (a) maintained by Borrower or any ERISA Affiliate for employees of Borrower or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Prime Borrowing Rate" means a per annum rate equal to the Prime Rate; provided that at any time, the Aggregate Current Amount exceeds $50,000,000, then the Prime Borrowing Rate means the Prime Rate plus 0.25 percent per annum.

          "Prime Rate" means that rate of interest announced by Agent from time to time as its prime rate. The Prime Rate is not the lowest rate of interest charged by Agent to any classification of Agent customers. For purposes of this Agreement, each time the Prime Rate changes, a contemporaneous change shall occur in the interest rate charged to Borrower on any Prime Rate Borrowings, effective upon the announcement or publication of any such change in rate.
Agent shall not be obligated to notify Borrower of any change in the Prime Rate; however, the Prime Rate is available upon inquiry of Agent.

          "Prime Rate Borrowing" means any Revolving Credit Loan pursuant to the terms of this Agreement which bears interest at the Prime Borrowing Rate. Computations of interest for any Prime Rate Borrowing shall be based upon a 360 day year, for the actual number of days elapsed.

          "Pro Rata Share" means with respect to all payments, computation, and other matters relating to the Revolving Credit Commitment or the Revolving Credit Loans of any Lender or any Letters of Credit issued or participations herein purchased by any Lender, the percentage obtained by dividing (a) the Revolving Loan Exposure of that Lender by (b) the aggregate Revolving Loan Exposure of all Lenders. The initial Pro Rata Share of each Lender for purposes hereof is set forth opposite the name of that Lender in SCHEDULE 1.1.2 annexed hereto.

          "Purchasing Lender" has the meaning set forth in SECTION 10.3(c) herein.

          "Quoted Rate" means, for any Quoted Rate Interest Period, a fixed rate of interest per annum based upon a 360-day year, for the actual number of days elapsed, determined by Agent in its sole discretion, for borrowings under the Revolving Credit Commitment.

          "Quoted Rate Borrowing" means any Revolving Credit Loan that, pursuant to the terms of this Agreement, bears interest at the Quoted Rate. The minimum amount of each Quoted Rate Borrowing shall be $1,000,000 and integral multiples thereof; provided that the aggregate amount of all Quoted Rate Borrowings at any one time outstanding shall not exceed $15,000,000.

          "Quoted Rate Interest Period" means as to any Quoted Rate Borrowing, any period of one through 29 days commencing on the date the Quoted Rate becomes applicable thereto; provided, however, that: (a) no Quoted Rate Interest Period shall be selected which would extend beyond the Revolving Credit Commitment Period; and (b) no Quoted Rate Interest Period shall be selected which would expire on a day that is not a Business Day.

          "Requisite Lenders" means at any time Lenders having or holding
50.1 percent or more of the Revolving Loan Exposure, except that for purposes of
SECTION 10.8(b), and for purposes of determining the Lenders entitled to declare the Notes to be forthwith due and payable pursuant to ARTICLE VIII, "Requisite Lenders" shall mean all Lenders.

          "Register" has the meaning set forth in SECTION 10.3(d) herein.

          "Revolving Credit Loan" has the meaning set forth in SECTION 2.1(a) herein and includes all renewals and modifications of the Revolving Credit Loan.

          "Revolving Credit Commitment" shall mean, with respect to each Lender, the amount of such Lender's commitment as set forth in SCHEDULE 1.1.2 hereto, as adjusted pursuant to a Commitment Transfer Supplement.

          "Revolving Credit Commitment Period" means the period from and including the Closing Date to, but not including, the Revolving Credit Termination Date.

          "Revolving Credit Notes" has the meaning set forth in SECTION 2.3 herein and includes all renewals and modifications of the Revolving Credit Notes.

          "Revolving Credit Termination Date" means November 30, 1997, or such earlier date as the Revolving Credit Commitments terminate.

          "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (a) prior to the termination of the Revolving Credit Commitments, that Lender's Revolving Credit Commitment and (b) after the termination of the Revolving Credit Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender, plus
(ii) in the event that Lender is the Issuing Lender, the aggregate amount of all drawings under Letters of Credit honored by that Lender and not theretofore reimbursed by Borrower (net of any participations purchased by other Lenders in the applicable Letters of Credit), plus (iii) the aggregate amount of all participations purchased by that Lender in any drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Borrower.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (a) Indebtedness of Borrower in respect of industrial revenue or development bonds or financings
(b) workers compensation liabilities of Borrower, (c) the obligations of third party insurers of Borrower arising by or virtue of the laws of any jurisdiction requiring third party insurers, (d) obligations with respect to Capital Leases of Borrower, and (d) performance, payment, deposit, or surety obligations of Borrower in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (i) Trade Payables or (ii) Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the United States Bankruptcy Code).

          "Subordinated Debt" means any unsecured Indebtedness of Borrower which expressly contains in the instruments evidencing such Indebtedness or in the indenture or other similar instrument under which such Indebtedness is issued (which indenture or other similar instrument shall be binding on all holders of such Indebtedness), subordination provisions in form and substance satisfactory to Agent substantially to the effect that the holder agrees that the Indebtedness evidenced by such instrument, and any renewals or extensions thereof, shall at all times and in all respects be subordinate and junior in right of payment to the Obligations. Without limiting the effect of the foregoing, the term "subordinate" and "junior" as used herein, shall include within the meanings of such terms the following:

          (i) if a Default or an Event of Default has occurred and is continuing, such holder shall not accelerate, demand, sue, or take or receive payment upon all or any part of such Indebtedness or commence any action or proceeding against Borrower under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally ("Debtor Laws") unless and until the Obligations shall have been paid in full, and in the event a Default or an Event of Default has occurred and is continuing and such holder receives any payment upon such Indebtedness, such holder shall hold such payment in trust for Lenders and, upon demand by Agent therefor, shall pay such amount to Agent for the benefit of Lenders; and

          (ii) in the event of any proceedings under any Debtor Laws relative to Borrower or any of Borrower's property, Agent on behalf of Lenders shall be entitled to receive payment in full of all of the Obligations (including, without limitation, postpetition interest, regardless of whether such interest is allowable under Section 506 of the United States Bankruptcy
     Code) before such holders are entitled to receive any payment on account of such Indebtedness, and to that end Agent on behalf of Lenders shall be entitled to receive distributions of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceeding in respect of such Indebtedness; and in the event any payment, dividend, or distribution of any kind or character, whether in cash, property, or securities (other than in securities which are subordinate and junior in right of payment to the payment of the Obligations which may at the time be outstanding) is made upon or in respect of the Indebtedness, it shall be paid over to Agent on behalf of Lenders for application in payment thereof unless and until all of the Obligations shall have been paid and satisfied in full.

          "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity of which more than 50 percent of the securities or other ownership interests having ordinary voting power is, at the time as of which any determination is being made, owned or controlled directly or indirectly by the parent or one or more Subsidiaries of the parent, or by the parent and one or more Subsidiaries of the parent.

          "Tangible Net Worth" means Borrower's Consolidated net worth determined in accordance with GAAP including all prepaid rent with respect to any of Borrower's store leases and deferred pre-opening costs, less (a) the amount of all deferred charges except those deferred charges with respect to pre-opening costs; (b) all intangible assets including but not limited to goodwill, licenses, franchises, trademarks, trade names, service marks, patents, and copyrights; (c) unamortized debt discount and expense; (d) the cost of capital stock of a Subsidiary or an Affiliate; (e) any Indebtedness owing to Borrower or any of its Subsidiaries by an Affiliate thereof, unless such Indebtedness arose in connection with the sale or lease of goods or property in the ordinary course of business or the performance of services in the ordinary course of business and would otherwise constitute current assets in accordance with GAAP; and (f) the amount of a write-up in book value of the assets of Borrower or any of its Subsidiaries resulting from any revaluation of assets.

          "Tax" means for any Person, any tax, assessment, duty, levy, or other change imposed by any Governmental Body on such Person or on any property, revenue, income, or franchise of such Person and any interest or penalty with respect to any of the foregoing.

          "Total Revolving Credit Commitment" means the sum of the Revolving Credit Commitments of all Lenders, but in no event shall the Total Revolving Credit Commitment exceed $75,000,000.

          "Trade Payables" means amounts owing to suppliers and vendors by Borrower for the acquisition of inventory in the ordinary course of Borrower's business.

          "Transferee" has the meaning set forth in SECTION 10.3(e) hereof.

          "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any amendments thereof.

          "U. S. Bank" means U. S. Bank of Washington, National Association, a national banking association, and its successors and assigns.

          1.2 ACCOUNTING TERMS. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Agent and or Lenders pursuant to clauses (a) (b), and (c) of SECTION 5.1 shall be prepared in accordance with GAAP (except, with respect to interim financial statements, normal year-end audit adjustments in the absence of explanatory footnotes) as in effect at the time of such preparation. Calculations in connection with the definitions, covenants, and other provisions of this Agreement shall utilize accounting principles and policies in conformance with those used to prepare the financial statements referred to in SECTION 7.10.

          1.3 RULES OF CONSTRUCTION. Unless the context otherwise requires, the following rules of construction apply to the Loan Documents:

          (a) Words in the singular include the plural and in the plural include the singular.

          (b) Provisions of the Loan Documents apply to successive events and transactions.

          (c) In the event of any inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement govern.

          (d) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

          1.4 INCORPORATION OF RECITALS AND EXHIBITS. The foregoing recitals are incorporated into this Agreement by reference. All references to "Exhibits" contained herein are references to exhibits attached hereto, the terms and conditions of which are made a part hereof for all purposes.

                        ARTICLE II.  REVOLVING CREDIT FACILITY

          2.1  REVOLVING CREDIT COMMITMENTS.

          (a) Subject to and upon the terms and conditions set forth herein, and in reliance upon the representations, warranties and covenants of Borrower contained herein or made pursuant hereto, each Lender severally and not jointly agrees to make loans (individually, a "Revolving Credit Loan"; collectively, the "Revolving Credit Loans") to Borrower from time to time during the Revolving Credit Commitment Period, provided that the aggregate principal amount of the Revolving Credit Loans made by such Lender to Borrower at any one time outstanding shall not exceed an amount equal to Lender's Revolving Credit Commitment as set forth opposite such Lender's name on SCHEDULE 1.1.2, provided, further, that the aggregate principal amount of all Revolving Credit Loans at any one time outstanding to Borrower shall not exceed, in the aggregate, as to all Lenders, the Total Revolving Credit Commitment less (i) the aggregate face amount of Letters of Credit then outstanding, less (ii) all Unreimbursed L/C Payments at such time.

          (b) During the Revolving Credit Commitment Period Borrower may use the Revolving Credit Commitments (i) by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing all in accordance to the terms and conditions hereof, and/or (ii) by having Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon, or, if drawn upon, reimbursing Issuing Lender for such drawing, and having Issuing Lender issue new Letters of Credit, all in accordance with the terms and conditions hereof.

          2.2 PURPOSES OF REVOLVING CREDIT LOANS. Borrower may use the proceeds of the Revolving Credit Loans for providing short-term working capital to Borrower and for the purpose of making payments to Issuing Lender to reimburse Issuing Lender for drawings made under the Letters of Credit.

          2.3 REVOLVING CREDIT NOTES. The Revolving Credit Loans to be made by each Lender pursuant to its Revolving Loan Commitment shall be evidenced by and repayable with interest in accordance with a promissory note in the form of EXHIBIT A hereto, payable to the order of such Lender dated as of the date hereof and in the principal amount of such Lender's Revolving Credit Commitment (collectively for all Lenders, the "Revolving Credit Notes"). Each Lender, or Agent on its behalf, shall, and is hereby authorized by Borrower to endorse on the schedule, if any, attached to the Revolving Credit Note delivered to such Lender (or on a continuation of such schedule attached to such Revolving Credit Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date, interest rate option, and amount of each Revolving Credit Loan from such Lender to Borrower, the date and amount of each payment and prepayment with respect thereto and the date of each interest rate conversion pursuant to SECTION 2.20 hereof and the principal amount subject thereto, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of any Lender or Agent to make such a notation or any error in such a notation shall not affect any obligation of Borrower under such Revolving Credit Note. The Revolving Credit Notes shall be in substitution for, but not in payment of, the revolving credit notes issued by Borrower under the Original Credit Agreement.

          2.4 INTEREST RATES. Each time Borrower requests a new Revolving Credit Loan Borrower may, subject to SECTIONS 3.8 and 3.9, elect the Prime Borrowing Rate, the Quoted Rate, or the IBOR Borrowing Rate to apply to such new Revolving Credit Loan. At any time prior to the expiration of either an IBOR Interest Period or Quoted Rate Interest Period, and at any other time with respect to Prime Rate Borrowings, Borrower may, subject to SECTIONS 3.8 and 3.9, elect the Prime Borrowing Rate, the IBOR Borrowing Rate, or the Quoted Rate to apply to any existing (a) IBOR Rate Borrowing at the end of the IBOR Interest Period, (b) Quoted Rate Borrowing at the end of the Quoted Rate Interest Period, or (c) Prime Rate Borrowing. In the event Borrower does not specify an interest rate election as provided herein for a new Revolving Credit Loan or prior to the end of any IBOR Interest Period or Quoted Rate Interest Period with respect to any existing IBOR Rate Borrowing or Quoted Rate Borrowing, then the new Revolving Credit Loan or existing IBOR Rate Borrowing at the expiration of the IBOR Interest Period or existing Quoted Rate Borrowing at the expiration of the Quoted Rate Interest Period shall be deemed to constitute a Prime Rate Borrowing.

          2.5 PAYMENT OF INTEREST. Until the Revolving Credit Loans shall have been paid in full, Borrower shall pay in arrears to Agent for the account of each Lender an amount equal to all accrued interest on the Revolving Loans
(a) for IBOR Rate Borrowings, on the last day of each applicable IBOR Interest Period, and (b) for Prime Rate Borrowings and Quoted Rate Borrowings, on the last day of each month, commencing on the first such date following the making of the Revolving Credit Loan, on the last day of each month thereafter, and on the Revolving Credit Commitment Termination Date.

          2.6 REPAYMENT OF PRINCIPAL AND TERMINATION OF REVOLVING CREDIT COMMITMENTS. Borrower shall pay Agent for the account of each Lender all outstanding principal, accrued interest, and other charges with respect to the Revolving Credit Loans on the Revolving Credit Commitment Termination Date. The Revolving Credit Commitments of Lenders shall automatically and permanently terminate on the Revolving Credit Termination Date.

          2.7 REVOLVING CREDIT COMMITMENT FEE. On January 1, April 1, July 1, and October 1 of each year during the Revolving Credit Commitment Period, Borrower shall pay Agent a nonrefundable loan fee for the Total Revolving Credit Commitment, in an amount equal to 0.2 percent per annum of the Total Revolving Credit Commitment at the time the fee is due; provided however that if the Capital Ratio is less than or equal to 0.8:1.0 but greater than or equal to 0.5:1.0 at the time the fee is due, then the loan fee shall be an amount equal to 0.1875 percent per annum of the Total Revolving Credit Commitment at the time the fee is due; and provided further that if the Capital Ratio is less than 0.5:1.0 at the time the fee is due, then the loan fee shall be in an amount equal to 0.125 percent per annum of the Total Revolving Credit Commitment at the time the fee is due.

          2.8  THE LETTERS OF CREDIT.

          (a) Subject to and upon the terms and conditions set forth herein, and in reliance upon the representations, warranties and covenants of Borrower contained herein, or made pursuant hereto, Issuing Lender agrees from time to time during the Revolving Credit Commitment Period to issue for the account of Borrower Letters of Credit, provided that the aggregate face amount of Letters of Credit at any time outstanding shall not exceed the lesser of (i) the Revolving Credit Commitments less (1) the aggregate principal amount of all Revolving Credit Loans then outstanding less (2) all Unreimbursed L/C Payments, and (ii) $20,000,000.

          (b) Each Letter of Credit shall be in the minimum face amount of $1,000.

          2.9  ISSUANCE OF LETTERS OF CREDIT.

          (a) Borrower may request Issuing Lender to issue Letters of Credit by delivering to Agent at its address specified in SECTION 10.1 hereof, a commercial and/or standby letter of credit application and security agreement, as the case may be, in Issuing Lender's then customary form (the "L/C Application"), completed to the satisfaction of Issuing Lender, and such other certificates, documents and other papers and information as Issuing Lender may customarily request.

          (b)  Each Letter of Credit issued hereunder shall, among other things,
(i) provide for the payment of sight drafts presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiration date occurring not later than one year from its date of issuance. Each L/C Application and each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Washington.

          2.10 PARTICIPATING INTEREST IN LETTERS OF CREDIT. Effective in the case of each Letter of Credit as of the date of the opening thereof, Issuing Lender agrees to allot and does allot to each Participating Lender and such Participating Lender severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application a L/C Participating Interest in a percentage equal to such Participating Lender's Pro Rata Share.

          2.11 PROCEDURE FOR OPENING LETTERS OF CREDIT. Upon receipt of any L/C Application from Borrower, Issuing Lender will process such L/C Application, and the other certificates, documents, and other papers delivered to Issuing Lender in connection therewith, in accordance with its customary procedures and shall promptly open such Letters of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to Borrower. Issuing Lender will send to each Participating Lender on a monthly basis a summary of all Letters of Credit issued during such month. Issuing Lender's failure to send such monthly summary shall not affect the obligations of each Participating Lender under
SECTION 2.12 hereof.

          2.12  LETTER OF CREDIT PAYMENTS.

          (a) Borrower agrees (i) to reimburse Issuing Lender, forthwith upon its demand and otherwise in accordance with the terms of the L/C Application relating thereto, for any payment made by Issuing Lender under any Letter of Credit in accordance with its terms or at Borrower's request and (ii) to pay interest on any Unreimbursed L/C Payment in respect of any Letter of Credit from the date of such payment until reimbursement in full thereof at a rate per annum equal to (1) prior to the date which is one Business Day after the date on which Issuing Lender demands reimbursement from Borrower for such payment, the rate which would then be payable on any outstanding Prime Rate Borrowings which are not overdue, and (2) thereafter, the rate which would then be payable on any outstanding Prime Rate Borrowings which are overdue.

          (b) In the event that Issuing Lender makes a payment in respect of any Letter of Credit and is not reimbursed in full therefor forthwith upon demand of Issuing Lender, and otherwise in accordance with the terms of the related L/C Application, Issuing Lender will promptly notify the Participating Lenders. Forthwith upon its receipt of any such notice, each Participating Lender will transfer to Issuing Lender in immediately available funds, an amount equal to its Pro Rata Share of such Unreimbursed L/C Payment. Upon its receipt from each Participating Lender of such amount, Issuing Lender will complete, execute and deliver to such Participating Lender a letter of credit participation certificate (a "Letter of Credit Participation Certificate"), in the form attached hereto as EXHIBIT B dated the date of such receipt and in such amount.

          (c) Whenever, at any time after Issuing Lender has made a payment in respect of any Letter of Credit, and has received a Participating Lender's Pro Rata Share of such Unreimbursed L/C Payment, Issuing Lender receives any reimbursement on account of such Unreimbursed L/C Payment or any payment of interest on account thereof, Issuing Lender will distribute to such Participating Lender its Pro Rata Share thereof; provided, however, that in the event that the receipt by Issuing Lender of such reimbursement or such payment of interest, as the case may be, is required to be returned, such Participating Lender will return to Issuing Lender any portion thereof previously distributed by Issuing Lender to it.

          2.13  LETTER OF CREDIT FEES.

          (a) Borrower agrees to pay to Issuing Lender all of Issuing Lender's customary out-of-pocket expenses relating to the opening, administration, transfer, and documentation of Standby Letters of Credit contemporaneously with the issuance of such Standby Letters of Credit. Borrower also agrees to pay to Issuing Lender for the account of Issuing Lender and the Participating Lenders Issuing Lender's standard fee which is currently 1.25 percent per annum of the face amount of such Standby Letter of Credit payable at issuance of such Standby Letter of Credit.

          (b) Borrower agrees to pay to Issuing Lender all of Issuing Lender's out-of-pocket expenses relating to the opening, administration, transfer, and documentation of Commercial Letters of Credit. Borrower also agrees to pay to Issuing Lender for the account of Issuing Lender and the Participating Lenders a fee equal to 0.375 percent of the face amount of such Commercial Letter of Credit payable at issuance of such Commercial Letter of Credit.

          (c) Issuing Lender shall be entitled to receive and retain, as a fee for its services for issuing Letters of Credit, all of its out-of-pocket expenses relating to the opening, administration, transfer, and documentation of Letters of Credit, together with a portion of the fees payable by Borrower under subsections (a) or (b) above in respect of each Letter of Credit as follows:
(i) an amount equal to $300 for each Standby Letter of Credit and (ii) an amount equal to $75 for each Commercial Letter of Credit. In conjunction with the monthly statement to be sent by Issuing Lender to each Participating Lender pursuant to SECTION 2.11 hereof, Issuing Lender will distribute to each Participating Lender its Pro Rata Share of the remaining issuance fees for such Letters of Credit. No payment shall be made to Participating Lenders with respect to the Existing Letters of Credit.

          2.14 FURTHER ASSURANCES. Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by Agent and/or Issuing Lender more fully to effect the purposes of this Agreement and to issue the Letters of Credit hereunder.

          2.15 OBLIGATIONS ABSOLUTE. The payment obligations of Borrower under this Agreement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (a) The existence of any claim, setoff, defense or other right which Borrower may have at any time against any beneficiary, or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Issuing Lender, Agent or any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

          (b) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or unenforceable in any respect or any statement therein being untrue or inaccurate in any respect; or

          (c) Payment by Issuing Lender at the request of Borrower under any Letter of Credit against presentation of any draft or certificate which does not comply with the terms of such Letter of Credit.

          2.16 ASSIGNMENTS. No Participating Lender's participation in any Letter of Credit, or any of its rights or duties hereunder shall be subdivided, assigned or transferred without the prior written consent of Issuing Lender. Such consent may be given or withheld without the consent or agreement of any other Participating Lender.

          2.17   LETTER OF CREDIT AND LENDER'S ACCEPTANCE RESERVES.

          (a) If any future imposition of any Applicable Law or any change in any Applicable Law or change in the interpretation or application of any Applicable Law or compliance by Issuing Lender with any request or directive (whether or not in the course of law) from any central bank or other Governmental Body shall either (i) impose, modify, deem, or make applicable any reserve, special deposit, assessment or similar requirement against Letters of Credit issued by Issuing Lender or (ii) impose upon Issuing Lender any other condition regarding this Agreement, any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to Issuing Lender of issuing or maintaining any Letter of Credit (which increase in costs shall be the result of Issuing Lender's reasonable allocation of the aggregate of such costs increases resulting from such events), then upon demand by Issuing Lender, Borrower shall immediately pay to Issuing Lender, from time to time as specified by Issuing Lender, additional amounts which shall be sufficient to compensate Issuing Lender for such increased costs, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Prime Rate. A certificate as to such increased costs incurred by Issuing Lender, submitted by Issuing Lender to Borrower, shall be conclusive, absent manifest error, as to the amount thereof. To the extent that Issuing Lender is unable to calculate any additional amount it is entitled to claim pursuant to this SECTION 2.17 until after termination of this Agreement and payment of the Notes, this covenant shall survive the termination of this Agreement and payment of Notes.

          (b)  Borrower agrees that the provisions of the foregoing paragraph
(a), the provisions of each L/C Application providing for the reimbursement of payment to Issuing Lender in the event of the imposition or implementation of, or increase in, any reserve, special deposit or similar requirement in respect of the Letter of Credit relating thereto shall apply equally to each Participating Lender in respect of its L/C Participating Interest in such Letter of Credit.

          2.18 EXISTING LETTERS OF CREDIT. Notwithstanding anything to the contrary herein, as of the Closing Date, all the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement, including all terms and provisions applicable to Letters to Credit under this Agreement. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to SECTIONS 2.8 through 2.13 shall, as of the Closing Date, include the Existing Letters of Credit. With respect to each Existing Letter of Credit, for the period commencing on the Closing Date to and including the expiration date of any such Existing Letter of Credit, Borrower shall pay all fees and commissions set forth in SECTION 2.13 (other than the issuance fees) at the times and in the manner set forth therein.

          2.19 BORROWING BASE. The Aggregate Current Amount shall at no time exceed the Borrowing Base. If at any time the Aggregate Current Amount exceeds the Borrowing Base, then Borrower shall immediately reduce the outstanding balance of the Revolving Credit Loans in an amount equal to such excess and until such time as Borrower is in compliance with the Borrowing Base requirement, Lenders shall not be required to make any Revolving Credit Loans, Issuing Lender shall not be required to issue any Letter of Credit.

          2.20 BORROWING UNDER THE REVOLVING CREDIT COMMITMENTS; BORROWING NOTICES.

          (a) Borrower shall give Agent irrevocable notice (either in writing, including facsimile, or orally) for each Prime Rate Borrowing. Borrower shall give Agent irrevocable notice (either in writing, including facsimile, or orally and promptly confirmed in writing) for each IBOR Rate Borrowing at least two Business Days (between 8 a.m. and 12 noon Seattle, Washington, time) prior to the date of the requested IBOR Rate Borrowing. Borrower shall give Agent irrevocable notice (either in writing, including facsimile, or orally and promptly confirmed in writing) for each Quoted Rate Borrowing at least one Business Day (between 8 a.m. and 12 noon Seattle, Washington, time) prior to the date of the requested Quoted Rate Borrowing. Each such written notice (a "Borrowing Notice") shall be in form and substance acceptable to Agent and shall be given by, and any written notice or confirmation of an oral notice shall be signed by, the President, the chief financial officer, the corporate controller, treasurer, or the assistant treasurer, each of whom is authorized to request Revolving Credit Loans and direct disposition of any such Revolving Credit Loans until written notice by Borrower of the revocation of such authority is received by Agent. The Borrowing Notice shall specify (i) the amount of the requested Revolving Credit Loan, (ii) the interest option chosen by Borrower in accordance with SECTION 2.4 herein, (iii) for IBOR Rate Borrowings, the Borrowing Notice shall be in the form attached hereto as EXHIBIT C, and (iv) for Quoted Rate Borrowings, the Borrowing Notice shall be in form attached hereto as EXHIBIT D. Each Borrowing Notice shall be effective upon receipt, except that notices received by Agent after 12 noon, Seattle time, on a Business Day shall be deemed to be received on the immediately succeeding Business Day. Each Borrowing Notice and oral request for a Prime Rate Borrowing or Quoted Rate Borrowing shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that, as of the date of the notice, (i) the statements set forth in
ARTICLE VII herein (except for SECTIONS 7.5, 7.11, and 7.14 herein) are true and correct, (ii) no material adverse change in Borrower's financial condition has occurred subsequent to the date of the financial statements of Borrower for the most recent Fiscal Quarter then ended which have been delivered to Agent, and
(iii) no Event of Default has occurred and is continuing. On receipt of such Borrowing Notice, Agent shall promptly notify each Lender by telephone (confirmed promptly by facsimile) of the information set forth in the Borrowing Notice. Each Lender shall before 12 noon (Seattle, Washington Time) on the specified date of borrowing make available to Agent an amount in immediately available funds equal to the amount of the Revolving Credit Loan to be made by such Lender. Upon fulfillment to Agent's satisfaction of the applicable conditions set forth in SECTIONS 4.1 and 4.2 herein, and after receipt by Agent of such funds, Agent will make such funds available to Borrower by depositing them to the ordinary checking account maintained by Borrower at Agent's main office.

          (b) Any Revolving Credit Loan made pursuant to subsection (a) above shall be conclusively presumed to have been made to or for the benefit of Borrower when made in accordance with such a request and direction for disposition or when such Revolving Credit Loan is deposited to the credit of the account of Borrower with Agent or is transmitted to any other bank with directions to credit the same to the account of Borrower at such bank, regardless of whether Persons other than those authorized hereunder to make requests for Revolving Credit Loans have authority to draw against any such account. Borrower acknowledges that Agent cannot effectively determine whether a particular request for a Revolving Credit Loan is valid, authorized, or authentic. It is nevertheless important to Borrower that it has the privilege of making requests for Revolving Credit Loans in accordance with SECTION 2.20(a) hereof. Therefore, to induce Agent to lend funds in response to such requests and in consideration for Agent's agreement to receive and consider such requests, Borrower assumes all risk of the validity, authenticity, and authorization of such requests, whether or not the individual making such requests has authority to request Revolving Credit Loans and whether or not the aggregate sum owing exceeds the maximum principal amount referred to above. Agent shall not be responsible under principles of contract, tort, or otherwise for the amount of an unauthorized or invalid Revolving Credit Loan; rather, Borrower agrees to repay any sums with interest as provided herein.


               ARTICLE III.  GENERAL PROVISIONS APPLICABLE TO THE LOANS

          3.1 MANNER OF PAYMENT. All sums payable to Agent pursuant to this Agreement shall be paid directly to Agent in immediately available United States funds. Borrower authorizes Agent to debit Borrower's account No. 022-7328-846 maintained at U. S. Bank to make all payments due under this Agreement, the Notes, and the other Loan Documents. Whenever any payment to be made hereunder or on any of the Notes becomes due and payable on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

          3.2 STATEMENTS. Agent shall send Borrower statements of all amounts due hereunder; the statements shall be considered correct and conclusively binding, absent manifest error, on Borrower unless Borrower notifies Agent to the contrary within 30 days of receipt of any statement that Borrower claims to be incorrect. Borrower agrees that accounting entries made by Agent with respect to Borrower's loan accounts shall constitute evidence of all disbursements of Loan proceeds and payments made on the Loans. Without limiting the methods by which Agent may otherwise be entitled by Applicable Law to make demand for payment of the Loans upon Borrower, Borrower agrees that any statement, invoice, or payment notice from Agent to Borrower with respect to any principal or interest obligation of Borrower to Agent shall be deemed to be a demand for payment in accordance with the terms of such statement, invoice, or payment notice. Under no circumstances shall a demand by Agent for partial payment of principal or interest or both be construed as a waiver by Agent of its right thereafter to demand and receive payment (in part or in full) of any remaining principal or interest obligation.

          3.3 COMPUTATIONS OF INTEREST AND FEES. All computations of interest and fees shall be based on a 360-day year for the actual number of days elapsed. Agent shall as soon as practicable notify Borrower and Lenders of each determination of an IBOR rate. A change in the interest rate on a Loan resulting from a change of the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate becomes effective. Agent shall as soon as practical notify Borrower and Lenders of the effective date and the amount of each such change.

          3.4 DEFAULT INTEREST. Upon the occurrence and during the continuance of any Event of Default then (a) all IBOR Rate Borrowings and Quoted Rate Borrowings shall be converted into Prime Rate Borrowings at the end of the applicable IBOR Interest Periods and Quoted Rate Interest Periods for such IBOR Rate Borrowings and Quoted Rate Borrowings (which conversion shall occur automatically), and (b) the interest rate charged on all Prime Rate Borrowings, IBOR Rate Borrowings and Quoted Rate Borrowings shall increase to a rate of interest equal to 3 percent per annum in excess of the interest rate then applicable to such Loan from the date of the occurrence of the Event of Default until the Event of Default is cured or waived by Agent or until the Loans are paid in full and the Revolving Credit Commitment has terminated.

          3.5 MAXIMUM INTEREST RATE. Notwithstanding any provision contained herein or in the Notes, the total liability of Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of interest permitted by Applicable Law to be charged, collected, or received from Borrower; and if any payments by Borrower include interest in excess of that maximum amount, Lenders shall apply the excess first to reduce the unpaid balance of the Loans, then the excess, if any, shall be returned to Borrower.

          3.6 LATE CHARGE. If any payments of interest or principal required under the Loans are not paid when due, Borrower shall pay to Agent a "late charge" of five cents for each $1 overdue in order to reimburse Agent for the extra expense involved in handling delinquent payments.

          3.7 PREPAYMENTS. Borrower may prepay all or any portion of the Loans without penalty or premium, except any IBOR Rate Borrowing and Quoted Rate Borrowings. Borrower may not prepay all or any part of any IBOR Rate Borrowing or Quoted Rate Borrowings. All prepayments shall be applied to the last maturing principal payment due under the Loan being prepaid.

          3.8  IBOR RATE BORROWING PROVISIONS.

          (a) Borrower may obtain IBOR Borrowing Rate quotes from Agent between 8 a.m. and 12 noon (Seattle, Washington time) on any Business Day. Any IBOR Borrowing Rate quoted (i) before 10 a.m. shall be based on the IBOR Rate determined as of approximately 8 a.m. on such day, and Borrower may request an advance at such rate only by giving Agent notice in accordance with SECTION 2.20 herein before 10 a.m. on such date; and (ii) between 10 a.m. and 12 noon shall be based on the IBOR Rate determined as of approximately 10 a.m. on such day, and Borrower may request an advance at such rate only by giving Agent notice in accordance with SECTION 2.20 herein not later than 12 noon on such date.

          (b) If at any time the IBOR Rate is unascertainable or unavailable to any Lender or if IBOR Rate loans become unlawful, the option to select the IBOR Borrowing Rate shall terminate immediately. If the IBOR Borrowing Rate then is in effect, (i) it shall terminate automatically with respect to all IBOR Rate Borrowings (1) on the last day of each then applicable IBOR Interest Period, if Lenders may lawfully continue to maintain such loans, or (2) immediately if any Lender may not lawfully continue to maintain such loans through such day, and
(ii) subject to SECTION 3.4 herein, the Prime Borrowing Rate automatically shall become effective as to such amounts upon such termination.

          (c) If at any time after the date hereof (i) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (1) shall subject any Lender or its Eurodollar lending office to any tax, duty, or other charge, or change the basis of taxation of payments to any Lender with respect to any loans bearing interest based on the IBOR Rate, or (2) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by any Lender or its Eurodollar lending office, or impose on any Lender or its Eurodollar lending office any other condition affecting any such loans, and

(ii) the result of any of the foregoing is (1) to increase the cost to any Lender of making or maintaining any such loans or (2) to reduce the amount of any sum receivable under this Agreement or the Notes by any Lender or its Eurodollar lending office, Borrower shall pay Agent for the account of Lenders within 15 days after demand by Agent such additional amount as will compensate such Lenders for such increased cost or reduction. The determination hereunder by Agent of such additional amount shall be conclusive in the absence of manifest error. If any Lender or Agent demands compensation under this
SECTION 3.8(C), Borrower may upon three Business Days notice to Agent pay the accrued interest on all IBOR Rate Borrowings, together with any additional amounts payable under SECTION 3.8(C). Subject to SECTION 3.4 herein, upon Borrower's paying such accrued interest and additional costs, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such IBOR Rate Borrowings.

          (d) Upon any termination of any IBOR Borrowing Rate (including but not limited to conversion to another rate) or payment of all or any portion of any IBOR Rate Borrowing on a date other than the last day of the then applicable IBOR Interest Period, including without limitation (i) acceleration under
SECTION 8.2 herein or (ii) repayment in response to a notice under
SECTION 3.8(C) herein, Borrower shall pay to Agent on behalf of Lenders on demand such amount as Agent reasonably determines (determined as though
100 percent of the applicable IBOR Rate Borrowing had been funded in the applicable Eurodollar market) is equivalent to all direct or indirect losses, expenses, liabilities, or reductions in yield to Lenders resulting therefrom, whether incurred in connection with liquidation or reemployment of funds or otherwise.

          (e) If Borrower chooses the IBOR Borrowing Rate, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Lenders may have obtained the funds loaned to Borrower from sources other than the applicable Eurodollar market. Agent's determination of the IBOR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error.

          (f) Notwithstanding any other term of this Agreement, Borrower may not select the IBOR Borrowing Rate if a Default or an Event of Default hereunder has occurred and is continuing.

          (g) Nothing contained in this Agreement, including without limitation the determination of any IBOR Interest Period or Agent's quotation of any IBOR Borrowing Rate, shall be construed to prejudice Lenders' right to decline to make any requested Revolving Credit Loan.

          3.9  QUOTED RATE BORROWING PROVISIONS.

          (a) Borrower may obtain Quoted Rate quotes from Agent before 9 a.m. (Seattle, Washington time) on any Business Day. Interest rate quotes for Quoted Rate

Borrowings shall be given by Agent within two hours of Borrower's request for interest rate quotes. Promptly upon receipt by Agent of Borrower's request for a Quoted Rate quote, Agent shall notify Lenders of the interest rate at which Agent is going to make the proposed Loan. Within 30 minutes of Agent's notification to Lender of Agent's proposed interest rate, Lender shall either agree to the interest rate proposed by Agent or notify Agent of any higher interest rate at which Lender is going to make the proposed Loan. Agent will furnish Borrower a Quoted Rate for the proposed Loan that is the highest of all of the rates quoted by Lenders. Borrower may request a Quoted Rate Borrowing at such rate only by giving Agent notice in accordance with SECTION 2.20 herein within 30 minutes after such quote is given by Agent.

          (b) Notwithstanding any of the terms of this Agreement, Borrower may not select the Quoted Rate if a Default or an Event of Default hereunder has occurred and is continuing.

          3.10 COLLATERAL. As security for repayment of all of the Loans, reimbursement of all of draws under the Letters of Credit, and all other Obligations, Borrower has granted and shall continue to grant to Agent for itself and the ratable benefit of Lenders a first and exclusive security interest in all of Borrower's accounts, general intangibles, chattel paper, documents, inventory, now owned or hereafter acquired, and proceeds thereof. Borrower hereby expressly (a) reaffirms the security agreement and trademark assignment both dated as of June 30, 1995, and executed by Borrower for the benefit of Agent, and (b) agrees that such Loan Documents remain in full force and effect and secure all of Borrower's obligations under this Agreement, the Notes and the other Loan Documents. Lenders shall share in all Collateral in accordance with their respective Pro Rata Shares.

          3.11 AGENT FEE. Borrower agrees to pay to Agent for its own account a nonrefundable agency fee in an amount and on the dates set forth in the Fee Letter.

          3.12  PRO RATA TREATMENT AND PAYMENTS.

          (a) Each Loan, each payment by Borrower on account of any fee hereunder (other than as set forth in SECTIONS 2.13(c) and 3.11 hereof) and any reduction of the Revolving Credit Commitments of Lenders hereunder shall be made pro rata according to the respective Pro Rata Shares of Lenders. Each payment (including each prepayment) by Borrower on account of principal of and interest on the Loans shall be made pro rata according to the Pro Rata Share of each Lender. Agent shall distribute such payments to Lenders promptly on receipt in like funds as received. All payments made by Agent to a Lender shall be via federal wire transfer.

          (b) Unless Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount which would constitute its Pro

Rata Share of the Loan on such date available to Agent, Agent may assume that such Lender has made such amount available to Agent on such Borrowing Date and Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is made available to Agent on a date after such Borrowing Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average federal funds rate during such period as quoted by Agent, times (ii) the amount of such Lender's Pro Rata Share of such Loan, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Pro Rata Share of such Loan shall have become immediately available to Agent and the denominator of which is 360. A certificate of Agent submitted to any Lender with respect to any amount owing under this SECTION 3.12(b) shall be conclusive, absent manifest error.

          (c) All payments (other than prepayments) made by Borrower hereunder shall be credited, to the extent of the amount thereof, in the following manner:
(i) first, against fees, expenses, and indemnities due hereunder; (ii) second, against accrued interest on all amounts in default (including drawn amounts of Letters of Credit); (iii) third, against accrued interest on Revolving Credit Loans not in default; and (iv) fourth, against principal of Revolving Credit Loans; provided, however, that if an Event of Default has occurred and is continuing at the time of such payment, then Agent shall be entitled to apply the payment in the manner it shall deem appropriate.


                          ARTICLE IV.  CONDITIONS PRECEDENT

          4.1 CONDITIONS PRECEDENT FOR INITIAL LOANS. The obligation of each Lender to make a Loan hereunder on the Closing Date and the obligation of Issuing Bank to issue any Letter of Credit are subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Loan and the issuance of such Letter of Credit of the following conditions precedent:

          (a) Each Lender shall receive this Agreement, its Revolving Credit Note, duly executed and delivered by the respective parties thereto.

          (b) Agent shall have received, with a counterpart for each Lender, duly executed and delivered by Borrower, an amendment to security agreement in the form attached hereto as EXHIBIT E, amending the security agreement dated as of June 30, 1995.

          (c) Agent shall have received, with a counterpart for each Lender, duly executed and delivered by Borrower, an amendment to trademark assignment in the form attached hereto as EXHIBIT F, amending the trademark assignment dated as of June 30, 1995.

          (d) Agent shall have received, duly executed and delivered by Borrower, such financing statements and other documents deemed necessary by Agent to perfect the security interests granted to Agent for its benefit and the ratable benefit of Lenders.

          (e) Agent shall have received from counsel for Borrower, with a counterpart for each Lender, an opinion addressed to Agent and Lenders and dated as of the Closing Date, in the form attached hereto as EXHIBIT G.

          (f) No Default or Event of Default hereunder shall exist, and after having given effect to the requested Loan or Letter of Credit, no Default or Event of Default shall exist.

          (g) All representations and warranties of Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the initial Loan or Letter of Credit.

          (h) All corporate proceedings of Borrower shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of all corporate proceedings, that Agent has requested in connection therewith, such documents where appropriate to be certified by proper corporate authorities or Governmental Bodies. Borrower shall provide Agent with the following documents prior to or upon the execution of this Agreement:

          (i) Copies of the articles of incorporation of Borrower, together with all amendments thereto, certified by Borrower to be true and complete;

          (ii) A certificate of authority for Borrower in the state of Washington and in each state in which Borrower is doing business, dated within 30 days of the date of the execution of this Agreement; and

          (iii) A certified resolution of the directors of Borrower and incumbency certificate in the form attached hereto as EXHIBIT H.

          (i) Agent shall have received such evidence deemed necessary by Agent that Agent's security interests in the Collateral constitute first priority and exclusive security interests, except as otherwise provided herein.

          (j) Agent shall have performed and approved of an audit of Borrower's accounts receivable and inventory.

          (k) Agent shall have received a Borrowing Notice from Borrower for the initial Revolving Credit Loan.

          (l) Agent shall have received insurance certificates and lender loss payable endorsements on casualty/property loss insurance in forms satisfactory to Agent to the effect set forth in SECTION 5.5 hereof.

          (m) There shall have been no material adverse change in the financial condition of Borrower subsequent to March 22, 1996.

          (n) Agent shall have received a statement describing all litigation involving Borrower, certified as true by its president and legal counsel, in form and substance satisfactory to Agent.

          (o)  Agent shall have received for its account the fees referred to in
SECTION 3.11 and shall have received for its account and the account of each Lender, the fees referred to in SECTION 2.7.

          (p) Agent shall have received, with a counterpart for each Lender, duly executed and delivered by General Electric Company and Tungsram USA Ltd., an amendment to intercreditor agreement in the form attached hereto as
EXHIBIT I.

          4.2 CONDITIONS PRECEDENT TO ALL LOANS, ETC. The obligation of each Lender to make any Revolving Credit Loan and the obligation of Issuing Bank to issue any Letter of Credit, is subject to the fulfillment, to the satisfaction of Agent, of the following conditions precedent on the date such Loan is made or such Letter of Credit is issued:

          (a) The conditions set forth in SECTION 4.1 shall have been previously satisfied, and Agent shall have received evidence satisfactory to Agent of satisfaction thereof.

          (b) Agent shall have received for each requested Revolving Credit Loan, a Borrowing Notice, and for each requested Letter of Credit, an application in form and substance satisfactory to Agent.

          (c) There shall be executed and delivered to Agent such further instruments, agreements, and documents, as may be reasonably necessary or proper in the opinion of Agent to confirm the obligations of Borrower to Agent and Lenders hereunder, the grant of security therefor, and the proper use of the proceeds of all Revolving Credit Loans.

          (d) The representations and warranties of Borrower in ARTICLE VII herein (except for SECTIONS 7.5, 7.11, and 7.14 herein) shall be true on the date of each Loan or issuance of each Letter of Credit with the same force and effect as if made on and as of that date.

          (e) No Default or Event of Default shall exist, and after having given effect to the requested Loan or Letter of Credit, no Default or Event of Default shall exist.

          (f) To the extent not previously delivered, all other documents, agreements, and instruments from or with respect to Borrower or any other Person that may be called for hereunder shall be duly executed and delivered to Agent, including but not limited to all documents, agreements, and instruments deemed necessary by Agent to perfect its security interest in Collateral acquired after the date of this Agreement. For the purposes of this Agreement, the waiver of delivery of any document, agreement, or instrument from or with respect to Borrower or any other Person does not constitute a continuing waiver with respect to the obligation to fulfill the conditions precedent to the making or renewal of each Loan and the issuance of each Letter of Credit hereunder.

          (g) There shall have been no material adverse change in the financial condition of Borrower subsequent to March 22, 1996.


                          ARTICLE V.  AFFIRMATIVE COVENANTS

          Borrower hereby covenants and agrees that so long as this Agreement is in effect, any Note remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit, or any Obligation remains outstanding, Borrower shall and shall cause each of its Subsidiaries to:

          5.1 FINANCIAL DATA. Keep its books of account in accordance with GAAP, consistently applied, and furnish to Agent and each Lender:

          (a) As soon as practicable and in any event within 30 days after the close of each Fiscal Period of Borrower (except for the last Fiscal Period of the Fiscal Year), the following Consolidated unaudited financial statements of Borrower for each such Fiscal Period, all in reasonable detail and certified by Borrower to be true and correct: balance sheet and statement of income. There shall be included in such financial statements a calculation of the financial covenants provided for in SECTIONS 6.15, 6.16, 6.19, and 6.20 herein.

          (b) As soon as practicable and in any event within 90 days after the close of each Fiscal Year of Borrower, the following Consolidated and consolidating financial statements of Borrower, setting forth the corresponding figures for the previous Fiscal Year in comparative form where appropriate, all in reasonable detail and audited (without any qualification or exception deemed material by Agent) by Borrower's current independent certified public accountant or such other independent certified public accountants selected by Borrower and satisfactory to Agent: balance sheet, statement of income, and statement of cash flows. As soon as practicable and in any event within 150 days after the close of each Fiscal Year, Borrower shall provide Agent with a copy of its independent certified public accountants' management letter or other similar report or correspondence to Borrower.

          (c) As soon as practicable and in any event within 45 days after the close of each Fiscal Quarter of Borrower, (i) Borrower's 10-Q reports filed with the Securities and Exchange Commission, and (ii) the following Consolidated and consolidating unaudited financial statements of Borrower for each such Fiscal Quarter, all in reasonable detail and certified by Borrower to be true and correct: balance sheet, statement of income, and statement of cash flows.

          (d) Concurrently with (b) and (c), a certificate of the chief financial officer (or in his absence the corporate controller, treasurer, or assistant treasurer) of Borrower, (i) certifying that during such period (for purposes of compliance with financial covenants, such certificate shall specify that as of the date of such financial statements Borrower is not in Default with respect to such financial covenants) no Default or Event of Default existed or if any such Default or Event of Default existed, specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take or has taken with respect thereto; and (ii) demonstrating compliance (by providing calculations or otherwise, in reasonable detail), as of the dates of the financial statements being furnished at such time, with the covenants set forth in SECTIONS 6.15, 6.16, 6.17 (only with the annual financial statements required under subsection (b) above), 6.18, 6.19, 6.20, and 6.21 (only with the annual financial statements required under subsection (b) above), herein.

          (e) As soon as practicable and in any event 10 days prior to the end of any Fiscal Year, a Fiscal Calendar for the next Fiscal Year identifying all Fiscal Periods and Fiscal Quarters for such upcoming Fiscal Year.

          (f) As soon as practicable and in any event within 30 days after the close of each Fiscal Period of Borrower, inventory reports stating total book inventory by store location of Borrower and each of its Subsidiaries for each such Fiscal Period.

          (g) Upon request by Agent, copies of all reports relative to the operations of Borrower, its Subsidiaries and their Affiliates prepared for Borrower's shareholders or filed with any Governmental Body, including without limitation, the Securities and Exchange Commission.

          (h) As soon as practicable and in any event within 10 days after the beginning of each fiscal year, a statement projecting all capital expenditures to be made or committed to during such fiscal year with respect to Borrower and its Subsidiaries and setting forth the projected schedule for all new store openings.

          (i) As soon as practicable, and in any event within 30 days after the close of each Fiscal Period of Borrower, a borrowing base certificate signed by the chief financial officer, corporate controller, treasurer, or assistant treasurer of Borrower in substantially the form attached hereto as EXHIBIT J.

          (j) Promptly upon the occurrence of any Default or Event of Default, a certificate signed by Borrower, specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take or has taken with respect thereto.

          (k) With reasonable promptness, such other information regarding the business, operations, and financial condition of Borrower and its Subsidiaries as Agent or any Lender may from time to time reasonably request; provided that any information regarding the financial projections of Borrower shall be prepared on a quarterly basis and shall pertain to Borrower's Consolidated company totals.

          5.2 LICENSES AND PERMITS. Maintain all Governmental Approvals and all related or other material agreements necessary for it to operate its business, and at all times comply with all Applicable Laws relating to the operations, facilities, or activities of Borrower or its Subsidiaries.

          5.3 MAINTENANCE OF PROPERTIES. Keep its properties in good repair and in good working order and condition, in a manner consistent with past practices and comparable to industry standards; from time to time make all appropriate and proper repairs, renewals, replacements, additions, and improvements thereto; and keep all equipment that may now or in the future be subject to compliance with any Applicable Laws in full compliance with such Applicable Laws.

          5.4  PAYMENT OF CHARGES.  Duly pay and discharge all material
(a) Taxes imposed on or against it or its property or assets, or upon any property leased by it, prior to the date on which penalties attached thereto, unless and to the extent only that such Taxes, after written notice thereof having been given to Agent are being contested in good faith and by appropriate proceedings; (b) claims allowed by Applicable Laws, whether for labor, materials, rentals, or anything else, which could, if unpaid, become a Lien upon its property or assets or its outstanding capital stock or adversely affect its facilities or operations, (unless and to the extent only that the validity thereof is being contested in good faith and by appropriate proceedings after written notice thereof has been given to Agent); (c) trade bills in accordance with the terms thereof or generally prevailing industry standards; and (d) other Indebtedness heretofore or hereafter incurred or assumed by it, unless such Indebtedness be renewed or extended. In the event any charge is being contested by Borrower or its Subsidiaries as allowed above, Borrower shall establish adequate reserves against possible liability therefor.

          5.5  INSURANCE.

          (a) Maintain insurance upon its properties and business insuring against such risks as Agent shall reasonably determine from time to time. Borrower and its Subsidiaries shall cause each insurance policy issued in connection therewith to provide and shall cause the insurer issuing such policy to certify to Agent that (i) if such insurance is proposed to be canceled or materially changed for any reason whatsoever, such insurer will promptly notify Agent, and such cancellation or change shall not be effective as to Agent for 30 days after receipt by Agent of such notice, unless the effect of the change is to extend or increase coverage under the policy; (ii) Agent will have the right at its election to remedy any default in the payment of premiums within 30 days of notice from the insurer of the default; and (iii) loss payments from casualty/property loss insurance with respect to the Collateral in excess of $250,000 in each instance will be payable jointly to Borrower or its Subsidiary, as the case may be, and Agent as secured party or otherwise as its interest may appear.

          (b) From time to time upon request by Agent, promptly furnish or cause to be furnished to Agent evidence, in form and substance satisfactory to Agent, of the maintenance of all insurance, indemnities, or bonds required by this SECTION 5.5 or by any license, lease, or other agreement to be maintained, including but not limited to such originals or copies as Agent may request of policies, certificates of insurance, riders, assignments, and endorsements relating to the insurance and proof of premium payments.

          5.6 MAINTENANCE OF RECORDS. Keep at all times books of account and other records in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs.

          5.7 INSPECTION. Allow any representative of Agent to visit and inspect any of its properties, to examine its books of account and other records and files, to make copies thereof and to discuss the affairs, business, finances, and accounts of Borrower and its Subsidiaries with their officers, employees, and accountants, all at such reasonable times and as often as Agent may desire.

          5.8  HAZARDOUS SUBSTANCES.

          (a) Borrower hereby covenants and agrees that so long as any Obligation is outstanding:

               (i) Borrower will not permit its property, any property of any of its Subsidiaries, or any portion thereof to be a site for the storage, use, generation, manufacture, disposal or transportation of Hazardous Materials, except for merchandise and cleaning supplies sold and used in the ordinary course of Borrower's retail business as presently conducted and in compliance with all Hazardous Materials laws;

               (ii) Borrower will not permit any Hazardous Materials to be disposed of off its property or any property of any of its Subsidiaries other than in properly licensed disposal sites;

               (iii) Borrower, at Borrower's sole cost and expense, will keep and maintain its property, the property of its Subsidiaries, and each portion thereof in compliance with and shall not cause or permit its property, the property of its Subsidiaries, or any portion thereof to be in violation of any Hazardous Materials Laws; and

               (iv) Borrower will immediately advise Agent in writing of any Hazardous Material Claim.

          (b) Borrower agrees to indemnify Agent and Lenders and hold them harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and costs and expenses (including attorney fees), arising directly or indirectly from or out of or in any way connected with (i) the accuracy of the representations contained in SECTION 7.18 herein; (ii) any activities on its property or the property of its Subsidiaries during Borrower's or its Subsidiaries' ownership, possession, or control of such property which directly or indirectly results in such property or any other property becoming contaminated with Hazardous Materials; (iii) the discovery of Hazardous Materials on its property or any of its Subsidiaries' property; (iv) the cleanup of Hazardous Materials from its property or any of its Subsidiaries' property; and (v) the discovery of Hazardous Materials or the cleanup of Hazardous Materials from adjacent or other property that has become contaminated as a result of any activity on Borrower's property or the property of its Subsidiaries. As among Borrower, Agent, and Lenders, Borrower acknowledges that it will be solely responsible for all costs and expenses relating to the cleanup of Hazardous Materials from its property, the property of its Subsidiaries, or any other properties that become contaminated with Hazardous Materials as a result of activities on or the contamination of its property or the property of its Subsidiaries.

          (c) Borrower's obligations under this SECTION 5.8 are unconditional and shall not be limited by any nonrecourse or other limitations of liability provided for in the Loan Documents. The representations, warranties, and covenants of Borrower set forth in this SECTION 5.8 and SECTION 7.18 herein (including but not limited to the indemnity provided for in SECTION 5.8(B) above) shall survive the closing and repayment of the Loans to Borrower; and, to the extent permitted by Applicable Laws and Hazardous Materials Laws, shall survive the transfer of its property by foreclosure proceedings (whether judicial or nonjudicial), deed in lieu of foreclosure, or otherwise. Borrower acknowledges and agrees that its covenants and obligations hereunder are separate and distinct from its obligations under the Loans and the Loan Documents.

          5.9 CORPORATE EXISTENCE. Maintain and preserve its corporate existence.

          5.10 NOTICE OF DISPUTES AND OTHER MATTERS. Promptly give written notice to Agent of:

          (a) Any citation, order to show cause, or other legal process or order that could have a material adverse effect on it, directing it to become a party to or to appear at any proceeding or hearing by or before any Governmental Body that has granted to it any Governmental Approval, and include with such notice a copy of any such citation, order to show cause, or other legal process or order;

          (b) Any (i) refusal, denial, threatened denial, or failure by any Governmental Body to grant, issue, renew, or extend any material Governmental Approval; (ii) proposed or actual revocation, termination, or modification (whether favorable or adverse) of any Governmental Approval by any Governmental Body; (iii) dispute or other action with regard to any Governmental Approval by any Governmental Body; (iv) notice from any Governmental Body of the imposition of any material fines or penalties or forfeitures; or (v) threats or notice with respect to any of the foregoing or with respect to any proceeding or hearing that might result in any of the foregoing;

          (c) Any dispute concerning or any threatened nonrenewal or modification of any material lease for real or personal property to which it is a party;

          (d) Any actions, proceedings, or claims of which it may have notice that may be commenced or asserted against it in which the amount involved is $100,000 or more and is not fully covered by insurance or which, if not solely a claim for monetary damages, could, if adversely determined, have a material adverse effect on Borrower and its Subsidiaries; or

          (e)  Any material change in the Senior Management of Borrower.

          5.11 EXCHANGE OF NOTES. Upon receipt of a written notice of loss, theft, destruction, or mutilation of any of the Notes, and upon surrendering such Notes for cancellation if mutilated, execute and deliver a new Note or a Note of like tenor in lieu of such lost, stolen, destroyed, or mutilated Note. Any Notes issued pursuant to this SECTION 5.11 shall be dated so that neither gain nor loss of interest shall result therefrom.

          5.12 MAINTENANCE OF LIENS. At all times maintain the liens and security interests provided under or pursuant to this Agreement as valid and perfected first Liens on the property and assets intended to be covered thereby. Except as contemplated under

SECTION 6.4, Borrower shall take all action requested by Agent necessary to assure that Agent for itself and Lenders has valid and exclusive Liens on all Collateral.

          5.13 OTHER AGREEMENTS. Comply with all covenants and agreements set forth in or required pursuant to any of the other Loan Documents.

          5.14 AFTER-ACQUIRED COLLATERAL. At the request of Agent, execute and deliver to Agent appropriate instruments in order to effectuate the proper granting and perfection of a first priority security interest in or assignment of all accounts, inventory, general intangibles, chattel paper, documents and similar property hereafter acquired by Borrower, concurrently with the acquisition thereof.

          5.15 FURTHER ASSURANCES. Within ten days of request by Agent, duly execute and deliver or cause to be duly executed and delivered to Agent such further instruments, agreements, and documents and do or cause to be done such further acts as may be necessary or proper in the opinion of Agent to carry out more effectively the provisions and purpose of this Agreement and the other Loan Documents.

          5.16 MAINTENANCE OF BANK ACCOUNTS. As security for repayment of the Loans, maintain its principal United States cash concentration and disbursement accounts with Agent. Borrower hereby grants to Agent for its benefit and the ratable benefit of Lenders a security interest in all such accounts in order to secure the repayment of the Obligations.

          5.17 GUARANTIES AND SECURITY AGREEMENTS FROM SUBSIDIARIES. Subject to SECTION 6.9 herein, as promptly as possible after any entity becomes a Subsidiary of Borrower, such Subsidiary shall execute and deliver to Agent (a) a guaranty unconditionally guaranteeing all of the Obligations, (b) a security agreement granting Agent for its benefit and the ratable benefit of Lenders a first priority and exclusive security interest in all accounts, inventory, and general intangibles of such Subsidiary, if such Subsidiary's accounts and inventory are to be included in the Borrowing Base (subject to such accounts and inventory meeting the requirements set forth in the definitions of "Eligible Accounts Receivable" or "Eligible Inventory", as the case may be, in SECTION 1.1 herein), and (c) such other documents and agreements as Agent may reasonably request. All of the foregoing documents shall be in form and substance satisfactory to Agent.


                           ARTICLE VI.  NEGATIVE COVENANTS

          Borrower covenants and agrees that so long as this Agreement is in effect, the Notes remain outstanding or unpaid, any amount remains available to be drawn under any Letter of Credit, or any Obligation remains outstanding, Borrower shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Requisite Lenders, which consent shall not be unreasonably withheld with respect to SECTIONS 6.1 through 6.14 herein:

          6.1 DIVIDENDS AND DISTRIBUTIONS. Declare or pay any cash distributions or dividends or return any capital to any of its shareholders; authorize or make any distribution, payment, or delivery of property or cash to any of its shareholders; redeem, retire, purchase, or otherwise acquire, directly or indirectly, for consideration, any of its shares or other interests now or hereafter outstanding; or set aside any funds for any of the foregoing purposes; provided, however, that nothing contained in this SECTION 6.1 shall prohibit Borrower's Subsidiaries from making any distribution or dividend to Borrower.

          6.2  TRANSACTIONS WITH AFFILIATES.  Except on arm's length terms:
(a) enter into any transaction in which an Affiliate shall have any interest;
(b) make any payment or agree to make any payment to any such Affiliate; or
(c) transfer or agree to transfer ownership or possession of any of its business or assets, tangible or intangible, real, personal, or mixed, to any Affiliate.

          6.3 OTHER INDEBTEDNESS. Create, incur, assume, or suffer to exist, contingently or otherwise, any Indebtedness except (a) Indebtedness represented by the Notes; (b) trade accounts and other current payables arising from the ordinary course of business, and (c) additional Indebtedness outstanding or committed to at any time (including without limitation, Indebtedness evidenced by notes, bonds, debentures, leases, purchase agreements, and other contractual obligations) incurred in the ordinary course of business of Borrower and its Subsidiaries for the purchase, lease, or other acquisition of capital assets or leasehold interests required for the operation of the retail stores, warehouses, and other supporting facilities of Borrower and its Subsidiaries. Except as allowed in SECTION 6.4 herein, none of the Indebtedness described in this
SECTION 6.3 shall be secured by any of the assets or rights of Borrower or its Subsidiaries.

          6.4 LIENS. Contract, create, incur, assume, or suffer to exist any Lien upon or grant any interest in any of its property or assets whether now owned or hereafter acquired, except (a) Liens granted pursuant to this Agreement; (b) Liens in connection with worker's compensation, unemployment insurance, or other social security obligations; (c) good faith deposits in connection with bids, tenders, contracts, or leases or deposits to secure public statutory obligations; (d) mechanic's, carrier's, repairmen's, or other like Liens in the ordinary course of business with respect to obligations that are not overdue or that are being contested in good faith and for which appropriate reserves have been established or for which deposits to obtain the release of such liens have been made; (e) Liens for Taxes imposed upon Borrower or any of its Subsidiaries, or its property, operations, income, products, or profits that are not at the time due or payable or for which, if the validity thereof is being contested in good faith by legal or administrative proceedings, appropriate reserves have been established; (f) encumbrances consisting of zoning regulations, easements, rights-of-way, survey exceptions, and other similar restrictions on the use of real property or minor irregularities in title thereto that do not materially impair the use of such property in the operation of the business of Borrower or any of its Subsidiaries; (g) Liens arising out of judgments or awards with regard to which Borrower or any of its Subsidiaries, shall be prosecuting an appeal in good faith and for which a stay of execution has been issued and appropriate reserves established; (h) purchase money security interests incurred in connection with the purchase of capital assets in accordance with SECTION 6.21; (i) the currently existing liens listed on SCHEDULE 6.4 hereto; and (j) deeds of trust, mortgages, or similar instruments encumbering the real property on which Borrower's stores are located, except that at least two of Borrower's owned and operated stores must be unencumbered at all times.

          6.5 ADVANCES AND LOANS. Except by Borrower to or for the benefit of its Subsidiaries: (a) lend money, make credit available (other than in the ordinary course of business to customers), or lend property or the use thereof to any Person; (b) purchase or repurchase the stock or Indebtedness or all or a substantial part of the assets or properties of any Person; (c) guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment, performance, or capability) the Indebtedness, performance, obligations, stock, or dividends of any Person; or (d) agree to do any of the foregoing. Notwithstanding the foregoing, Borrower and its Subsidiaries may endorse negotiable instruments for deposit or collection in the ordinary course of business.

          6.6 INVESTMENTS. Invest in (by capital contribution or otherwise), acquire, purchase, or make any commitment to purchase the obligations, stock, or equity of any Person except (a) direct obligations of the government of the United States of America or any agency or instrumentality thereof,
(b) interest-bearing certificates of deposit or repurchase agreements issued by any commercial banking institution satisfactory to Agent, (c) stock or obligations issued in settlement of claims of Borrower or its Subsidiaries against others by reason of bankruptcy or a composition or readjustment of debt or reorganization of any debtor of Borrower or its Subsidiaries, or
(d) commercial paper and corporate and municipal bonds with a rating of BBB or better.

          6.7 LIQUIDATION AND SALE OF ASSETS. Wind up, liquidate, or dissolve Borrower's or any of its Subsidiaries' affairs; convey, sell, lease, or otherwise dispose of (or agree to do any of the foregoing at any time) any of its material licenses, contracts, or permits; sell all or a substantial part of its property or assets or sell any part of its property or assets necessary or desirable for the conduct of its business as now generally conducted or as proposed to be conducted, except for accounts receivable.

          6.8 CONSOLIDATION AND MERGER. Enter into any transaction of merger or consolidation with any Person or purchase, lease, or otherwise acquire all or a substantial part of the property or assets of any other Person.

          6.9  SUBSIDIARIES.  Form or acquire any Person or any portion thereof.

          6.10 TYPE OF BUSINESS. Enter into any business which is substantially different from or not connected with the business in which Borrower is presently engaged or make any substantial change in the nature of its business or operations.

          6.11 CHANGE OF CHIEF EXECUTIVE OFFICE OR NAME. Change (a) the chief executive office of Borrower, (b) Borrower's name, or (c) the location of any of the Collateral (outside of the states of Washington, Alaska, Oregon, Montana, Utah, Colorado, or Hawaii as long as giving effect to such transfer of Collateral would not cause Borrower to be out of compliance with the Borrowing Base requirement set forth in SECTION 2.19 herein); or adopt or use any trade name without (x) prior written notice to Agent and (y) the execution, delivery, and filing (and payment of filing fees and taxes) of all such documents as may be necessary or advisable in the opinion of Agent to continue to perfect and protect the liens and security interests in the Collateral.

          6.12 CHANGE IN DOCUMENTS. Materially amend, supplement, terminate, or otherwise modify in any material way Borrower's articles of incorporation, contracts, or other documents delivered to Agent hereunder or executed in connection herewith.

          6.13 CONTROL. Enter into any agreement (other than employment agreements) with any Person that confers upon such Person the right or authority to control or direct a major portion of the business or assets of Borrower.

          6.14 PENSION PLAN. Terminate or partially terminate any Plan now existing or hereafter established for Borrower or ERISA Affiliates or withdraw from participation therein under circumstances that result or could result in liability to the Pension Benefit Guaranty Corporation, to the fund by which the Plan is funded, or to the employees (or their beneficiaries) for whom the Plan is or shall be maintained; or permit any other event or circumstance to occur that results or could result in liability to the Pension Benefit Guaranty Corporation or a violation of ERISA.

          6.15 TANGIBLE NET WORTH. Permit Tangible Net Worth plus Subordinated Debt at any time to fall below the sum of (a) $240,000,000 plus (b) 75 percent of Borrower's Consolidated positive Net Income for each Fiscal Quarter commencing with the Fiscal Quarter ending July 26, 1996, plus (c) 100 percent of any equity plus Subordinated Debt raised by Borrower after April 26, 1996.

          6.16 CAPITAL RATIO. Permit the Borrower's Capital Ratio to be greater than 1.0:1.0 as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending April 26, 1996.

          6.17 FIXED CHARGE COVERAGE RATIO. Permit the ratio of Adjusted Cash Flow plus the Adjusted Cash Flow Carryforward to Interest Expense plus the current portion of Borrower's Consolidated long term Indebtedness to be less than 1.0:1.0 on the last day of each Fiscal Year, commencing with the Fiscal Year ending on January 31, 1997, and each Fiscal Year thereafter.

          6.18 DEBT SERVICE COVERAGE RATIO. Permit the ratio of Cash Flow (excluding Capital Proceeds) plus Borrower's Consolidated rent expense to Interest Expense plus Borrower's Consolidated rent expense plus the current portion of Borrower's Consolidated long-term Indebtedness to be less than 1.25:1.0 at the end of any Fiscal Quarter, computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter, commencing with the Fiscal Quarter ending April 26, 1996.

          6.19 CURRENT RATIO. Permit the ratio of Current Assets to Current Liabilities at the end of any Fiscal Quarter to be less than 1.35:1.0 commencing with the Fiscal Quarter ending April 26, 1996.

          6.20 WORKING CAPITAL. Permit the positive difference between Current Assets and Current Liabilities at the end of any Fiscal Quarter to be less than $47,000,000 commencing with the Fiscal Quarter ending April 26, 1996.

          6.21 CAPITAL EXPENDITURES. Permit the aggregate amount of Borrower's Consolidated Capital Expenditures (a) to exceed $60,000,000 for the Fiscal Year ending January 31, 1997, and (b) to exceed $50,000,000 for each Fiscal Year thereafter.


                     ARTICLE VII.  REPRESENTATIONS AND WARRANTIES

          In order to induce Agent and Lenders to enter into this Agreement, to make the Loans, and to induce Issuing Lender to issue the Letters of Credit as herein provided, Borrower hereby makes the following representations, covenants, and warranties to Agent and each Lender, all of which shall survive the execution and delivery of this Agreement and shall not be affected or waived by any inspection or examination made by or on behalf of Agent:

          7.1 CORPORATE STATUS. Borrower is a corporation organized and validly existing under the laws of the state of Washington. Borrower has the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. Borrower is qualified to do business in all states except where the failure to be qualified could not have a material adverse effect on Borrower.

          7.2 POWER AND AUTHORITY. Borrower has the power to execute, deliver, and carry out the terms and provisions of this Agreement and each of the Loan Documents and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement and the other Loan Documents, the borrowings hereunder, and the making and delivery of the Notes and all Loan Documents delivered hereunder. This Agreement constitutes and the Notes and other Loan Documents and instruments issued or to be issued hereunder, when executed and delivered pursuant hereto, constitute or will constitute the authorized, valid, and legally binding obligations of Borrower enforceable in accordance with their respective terms.

          7.3 NO VIOLATION OF AGREEMENTS. Borrower is not in default under any material provision of any agreement to which it is a party or in violation of any material provision of any Applicable Laws. The execution and delivery of this Agreement, the Notes, the other Loan Documents, and the instruments incidental hereto; the consummation of the transactions herein or therein contemplated; and compliance with the terms and provisions hereof or thereof
(a) will not violate any material provision of any Applicable Law; (b) will not conflict or be inconsistent with; result in any breach of any of the material terms, covenants, conditions, or provisions of; constitute a default under; or result in the creation or imposition of (or the obligation to impose) any lien, charge, or encumbrance upon any of the property or assets of Borrower pursuant to the terms of: any material Governmental Approval, mortgage, deed of trust, lease, agreement, or other instrument to which Borrower is a party, by which Borrower may be bound, or to which Borrower may be subject; and (c) will not violate any of the provisions of the articles of incorporation of Borrower. No Governmental Approval is necessary (x) for the execution of this Agreement, the making of the Notes, or the assumption and performance of this Agreement or the Notes by Borrower or (y) for the consummation by Borrower of the transactions contemplated by this Agreement including but not limited to the grant of the security interests to Agent.

          7.4 RECORDING AND ENFORCEABILITY. Neither the articles of incorporation, bylaws, or other applicable corporate documents of Borrower nor other agreements require recording, filing, registration, notice, or other similar action in order to insure the legality, validity, binding effect, or enforceability against all Persons of this Agreement, the Notes, or other Loan Documents executed or to be executed hereunder, other than filings or recordings that may be required under the Uniform Commercial Code or in connection with the perfection of the security interests of Agent in patents, trademarks, and similar types of Collateral.

          7.5 LITIGATION. Except as set forth on SCHEDULE 7.5 hereto, there are no actions, suits, or proceedings pending or threatened against or affecting Borrower before any Governmental Body that could have a material adverse effect on Borrower or the Collateral. Borrower is not in default under any material provision of any Applicable Law or Governmental Approval of any Governmental Body which could have a material adverse effect on Borrower or on the Collateral.

          7.6 GOOD TITLE TO PROPERTIES. Borrower has good and marketable title to, or a valid leasehold interest in, its property and assets, subject to no Liens, except those permitted under the provisions of SECTION 6.4 of this Agreement.

          7.7 LICENSES AND PERMITS. All Governmental Approvals with respect to the business of Borrower were to Borrower's knowledge duly and validly issued by the respective Governmental Bodies, are in full force and effect, and are to Borrower's knowledge valid and enforceable in accordance with their terms. With regard to such Governmental Approvals, no fact or circumstance exists that constitutes or, with the passage of time or the giving of notice or both, would constitute a material default under any thereof, or permit the grantor thereof to cancel or terminate the rights thereunder, except upon the expiration of the full term thereof. Borrower presently holds all material Governmental Approvals as are necessary or advisable in connection with the conduct of its business as now conducted and as presently proposed to be conducted.

          7.8 NO BURDENSOME AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restrictions that now have or, as far as can be foreseen, could have a material adverse effect on Borrower.

          7.9 PROPERTIES IN GOOD CONDITION. All the material properties of Borrower are, and all material properties to be added in connection with any contemplated expansion will be in good repair and good working order and condition in a manner consistent with past practices of Borrower, and comparable to industry standards and are and will be in compliance with all Applicable Laws.

          7.10 FINANCIAL STATEMENTS. The (a) audited financial statements of Borrower dated January 26, 1996, and all schedules and notes included in such financial statements and (b) unaudited financial statements of Borrower that have heretofore been delivered to Agent are true and correct in all material respects and present fairly (i) the financial position of Borrower as of the date of said statements and (ii) the results of operations of Borrower for the periods covered thereby; and there are not any material liabilities that should have been reflected in the financial statements or the notes thereto under GAAP, contingent or otherwise, including liabilities for Taxes or any unusual forward or long-term commitments, that are not disclosed or reserved against in the statements referred to above or in the notes thereto or that are not disclosed herein. All such financial statements have been prepared in accordance with GAAP. There has been no material adverse change (including but not limited to any such change occasioned by accident, act of God, war, fire, flood, explosion, strike or other labor dispute, or orders or action by any Governmental Body or public utility) in the operations, business, property, assets, or condition (financial or otherwise) of Borrower since January 26, 1996, or Borrower's most recent 10-K or 10-Q report filed with the Securities and Exchange Commission.

          7.11 OUTSTANDING INDEBTEDNESS. Other than current trade payables and other operating liabilities incurred in the ordinary course of business, Borrower has no Indebtedness, including but not limited to Indebtedness to its Affiliates, that is not listed on Borrower's unaudited financial statements dated March 22, 1996.

          7.12 TAXES. Borrower has duly filed all tax returns and reports required by Applicable Law to be filed; and all Taxes upon Borrower or upon its assets that are due and payable have been paid (except as otherwise permitted in this Agreement).

          7.13 LICENSE FEES. Borrower has paid all fees and charges that have become due for any Governmental Approval for its business or has made adequate provisions for any such fees and charges that have accrued.

          7.14 TRADEMARKS, PATENTS, ETC. Attached hereto as SCHEDULE 7.14 is a schedule of all trademarks, trade names, service marks, patents, and applications therefor currently held by Borrower or in which it has an interest, e.g., a license. Borrower possesses all necessary trademarks, trade names, service marks, copyrights, patents, patent rights, and licenses to conduct its businesses as now and as proposed to be conducted, without conflict with the rights or claimed rights of others, except as disclosed on SCHEDULE 7.14.

          7.15 DISCLOSURE. To the best of Borrower's knowledge, the exhibits hereto, the financial information and statements referred to in SECTION 7.10 herein, any certificate, statement, report or other document furnished to Agent by Borrower or any other Person in connection herewith or in connection with any transaction contemplated hereby, and this Agreement, do not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements contained therein or herein not misleading.

          7.16 REGULATIONS U AND X. Borrower does not own and no part of the proceeds hereof will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock. If requested by Agent, Borrower will furnish to Agent a statement in conformity with the requirements of Federal Reserve
Form U-1 referred to in said Regulation. No part of the proceeds of the Loans will be used for any purpose that violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

          7.17 NAMES. Neither Borrower nor any of its predecessors operate or do business or during the past five years have operated or done business under a fictitious, trade, or assumed name.

          7.18 CONDITION OF PROPERTY. Except as otherwise disclosed to Agent, Borrower hereby represents and warrants to Agent that as of the date hereof and continuing hereafter, Borrower's property (both owned and leased) and each portion thereof (a) are not and to the best knowledge of Borrower after due investigation have not been a site for the use, generation, manufacture, storage, disposal, or transportation of any Hazardous Material; (b) are presently in compliance with or are being and promptly shall be brought into compliance with all Hazardous Materials Laws; and
(c) are not being used and to the best knowledge of Borrower after due investigation have not been used in any manner that has resulted in or will result in Hazardous Materials being spilled or disposed of on any adjacent or other property.

          7.19  PENSION PLANS.  No "reportable event" as defined in
Section 4043(b) of Title IV of ERISA has occurred and is continuing with respect to any Plan. In addition, each of the Plans are in compliance with the requirements of ERISA, including the minimum funding requirements.


                      ARTICLE VIII.  EVENTS OF DEFAULT; REMEDIES

          8.1 EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for the Event of Default, whether it shall relate to one or more of the parties hereto, and whether it shall be voluntary or involuntary or be pursuant to or effected by operation of Applicable Law):

          (a) If Borrower shall fail to (i) pay any principal of the Notes when due in accordance with the terms hereof or thereof or to reimburse Issuing Bank in accordance with SECTION 2.12 herein, in respect of any Letter of Credit,
(ii) pay any interest on the Notes within five days after such interest becomes due in accordance with the terms thereof or hereof, or (iii) pay any other amount payable hereunder within ten days after Agent makes a demand for such other amount; or

          (b) If Borrower or any of its Subsidiaries shall (i) default in payment of principal of or interest on any Indebtedness for money borrowed or capital lease obligations (other than as set forth in SECTION 8.1(a) above), if the outstanding principal (or capitalized) amount of such Indebtedness is $100,000 or more, after any applicable grace period provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other material provisions of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing, or relating thereto; or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to the date of maturity, any applicable grace period having expired; or

          (c) If any representation or warranty (i) made by Borrower in this Agreement or (ii) made by Borrower or any other Person in any document, certificate, or statement furnished pursuant to this Agreement or in connection herewith, is false or misleading in any material respect; or

          (d) If Borrower fails to observe or perform, or to cause any Subsidiary to observe or perform, any term, covenant, or agreement to be performed or observed pursuant to ARTICLES V and VI herein, except that with respect to SECTIONS 6.15 through 6.21 herein, Borrower shall have 31 days, commencing on the date Borrower was required to deliver to Agent the financial statements required under SECTION 5.1(a), (b), or (c), as the case may be, to cure any such default; or

          (e) If Borrower fails to observe or perform, or to cause any Subsidiary to observe or perform, (not otherwise specified in this SECTION 8.1) any term, covenant, or agreement to be performed or observed pursuant to the provisions of this Agreement, the other Loan Documents, or any other agreement incidental hereto and such default is not cured within 30 days; or

          (f) If Borrower or any of its Subsidiaries fails to perform any of its obligations under any of the Loan Documents not otherwise specified in this
SECTION 8.1, or if the validity of any of such documents has been disaffirmed by or on behalf of any of the parties thereto other than Agent or Lenders and such default is not cured within 30 days; or

          (g) If custody or control of any substantial part of the property of Borrower or any of its Subsidiaries is assumed by any Governmental Body or if any Governmental Body takes any final action, the effect of which would be to have a material adverse effect on Borrower and its Subsidiaries; or

          (h) If (i) Borrower or any of its Subsidiaries shall commence any case, proceeding, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or
(B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any of its Subsidiaries any case, proceeding, or other action of a nature referred to in clause (i) above which (X) results in the entry of an order for relief or any such adjudication or appointment or (Y) remains undismissed, undischarged, unstayed, or unbonded for a period of 60 days; or (iii) there shall be commenced against Borrower or any of its Subsidiaries any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, or bonded pending appeal within 60 days from the entry thereof;

or (iv) Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts as they become due or shall, within the meaning of the Bankruptcy Code, generally not pay its debts (other than debts that are the subject of a bona fide dispute) as they become due; or (vi) Borrower or any of its Subsidiaries suspends or discontinues its business; or

          (i) If there is any refusal or failure by any Governmental Body to issue, renew, or extend any lease or Governmental Approval with respect to the operation of the business of Borrower and its Subsidiaries, or any denial, forfeiture or revocation by any Governmental Body of any Governmental Approval that could have a material adverse effect on Borrower and its Subsidiaries; or

          (j) If any of the events described in SECTION 5.10 herein occur or are threatened and, in Agent's reasonable judgment, such event jeopardizes or could reasonably be expected to jeopardize repayment of the Notes or reimbursement of any draw under any Letter of Credit; or

          (k) If (i) any Plan shall be terminated pursuant to Subtitle C of Title IV ERISA, (ii) a trustee shall be appointed by the appropriate
U. S. District Court to administer such Plan, (iii) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan, or (iv) any such Plan fails to satisfy the minimum funding standards for such Plan for a Plan year as established in Section 412 of the Internal Revenue Code; or

          (l) One or more judgments or decrees shall be entered against Borrower or any of its Subsidiaries involving in the aggregate liability (not paid or fully covered by insurance) of $100,000 or more which judgment or decree shall not have been vacated, discharged, stayed, or bonded pending appeal within 30 days from entry thereof; or

          (m) If there shall occur any event that has a material adverse effect upon the business or financial condition of Borrower and its Subsidiaries, or that materially increases Lenders' risk that Borrower will not repay the Loans or pay the amount of any draw under the Letter of Credit, or materially impairs the Collateral.

          8.2  ACCELERATION; REMEDIES.

          (a) If any Event of Default described in SECTIONS 8.1(h)(i) or (ii) shall occur then immediately and automatically (i) the Revolving Credit Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable and Lender's obligations to make any Loan shall immediately terminate, and (ii) all obligations of Borrower in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and Issuing Lender's obligation to open the Letters of Credit shall immediately terminate.

          (b)  If any other Event of Default other than described in
SECTION 8.1(h), (i), or (ii) shall occur and be continuing, with the consent of Requisite Lenders, Agent may, or upon the request of Requisite Lenders, Agent shall (i) by notice to Borrower, declare the Revolving Credit Commitments and Issuing Lender's obligation to open the Letters of Credit to be terminated forthwith, whereupon such obligations shall immediately terminate; and (ii) by notice of default to Borrower, (1) declare all or a portion of the Loans hereunder, with accrued interest thereon, and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (2) declare all or a portion of the obligations of Borrower in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that Borrower discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations.

          (c) Except as expressly provided above in this SECTION 8.2, presentment, demand, purchase, and all other notices of any kind are hereby expressly waived. Agent and Lenders may proceed to protect and enforce its rights hereunder or realize on any or all security granted pursuant hereto in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. No failure or delay on the part of Agent, any Lender, or the holder of any of the Notes in exercising any right, power, or privilege hereunder and no course of dealing between Borrower and Agent, any Lender, or the holder of any of the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that Agent, any Lender, or any subsequent holder of any of the Notes would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of Agent and/or Lenders to any other or further action in any circumstances without notice or demand.


                            ARTICLE IX.  AGENCY PROVISIONS

          9.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated to Agent by the terms hereof or thereunder, together with such powers as are reasonably incidental thereto. Agent shall have no duties or responsibilities except those expressly set forth hereunder and in the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of any Loan Document a fiduciary relationship in respect of any Lender; and nothing in any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of the Loan Documents except as expressly set forth herein. As to any matters not expressly provided for by this Agreement, including enforcement or collection of the Loans, or other Obligations, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining) upon the instructions of Lenders, acting in agreement, and such instructions shall be binding upon all Lenders, provided that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to the Loan Documents or Applicable Law. In the absence of instructions from Lenders, Agent shall have authority, in its sole discretion, to take or not to take any action, unless this Agreement specifically requires the consent of Requisite Lenders and any such action or failure to act shall be binding on Lenders and on all holders of the Notes. Each Lender and each holder of any Notes shall execute and deliver such additional instruments, including powers of attorney in favor of the Agent, as may be necessary or desirable to enable Agent to exercise its powers hereunder and under the other Loan Documents.

          9.2  DUTIES AND OBLIGATIONS.

          (a) Neither Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement or any other Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (i) may treat each Lender which is a party hereto as the party entitled to receive payments hereunder until Agent receives written notice of the assignment of such Lender's interest herein signed by such Lender and a written agreement of the assignee that it is bound hereby to the same extent as it would have been had it been an original party hereto, in each case in form satisfactory to Agent; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement, any other Loan Document, or in any instrument or document furnished pursuant hereto or thereto;
(iv) shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of the Loan Documents on the part of Borrower, or as to the use of the proceeds of the Loan, or as to the existence or possible existence of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of this Agreement, of any other Loan Document, or of any instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect to this Agreement or any other Loan Document by acting upon any oral or written notice, consent, certificate, or other instrument or writing (which may be by telegram, facsimile transmission, cable, or telex) believed by it to be genuine and signed, sent or made by the proper party or parties or by acting upon any representation or warranty of Borrower made or deemed to be made herein or in any other Loan Document.

          (b) Agent will transmit to Lenders copies of all documents received from Borrower pursuant to the requirements hereof other than documents which, by the terms hereof, Borrower are obligated to deliver directly to Lenders.

          (c) Each Lender or its assignees shall furnish to Agent in a timely fashion such documentation (including, but not by way of limitation, IRS Forms Nos. 101 and 4224) as may be required by applicable law or regulation to establish such Lender's status for tax withholding purposes.

          9.3 RIGHTS OF AGENT AS LENDER. With respect to the Loans made by Agent and the Note issued to Agent, Agent in its individual capacity as a Lender and not as Agent, shall have the same rights hereunder and otherwise as any other Lender and may exercise the same as though it were not Agent, and it is understood and agreed that Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with Borrower as though it were not Agent hereunder.

          9.4 LENDERS' CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action hereunder and the other Loan Documents.

          9.5 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably according to their respective Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement or any other Loan Document, except any such as result from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly on demand in proportion to its Pro Rata Share for any out-of-pocket expenses, including attorney fees, incurred by Agent in connection with the administration or enforcement or preservation of any rights under any Loan Document (to the extent that Agent is not reimbursed for such expenses by Borrower).

          9.6 SUCCESSOR AGENT. Agent may give written notice of resignation at any time to Lenders and may be removed at any time with cause by agreement of Lenders. Lenders, acting in agreement, shall have the right to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, other than from liabilities to Lenders for Agent's gross negligence or willful misconduct arising prior to the date of such discharge. Until the acceptance by such a successor Agent, the retiring Agent shall continue as "Agent" hereunder. After any retiring Agent's resignation or removal hereunder as Agent shall become effective, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          9.7  NO EFFECT ON BORROWER.  Lenders and Agent agree that this
ARTICLE IX outlines the rights and responsibilities of Agent and Lenders as among themselves and is not intended to affect the rights or obligations of Borrower under this Agreement or the other Loan Documents, other than Borrower being obligated to treat the successor Agent as "Agent for all purposes."


                              ARTICLE X.  MISCELLANEOUS

          10.1 NOTICES. All notices, requests, consents, demands, approvals, and other communications hereunder shall be deemed to have been duly given, made, or served if made in writing and delivered personally, sent via facsimile, or mailed by first class mail, postage prepaid, to the respective parties to this Agreement. For purposes of this Agreement, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof. The designation of the persons to be so notified or the address of such persons for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

          10.2 PAYMENT OF EXPENSES AND TAXES. Borrower agrees (a) to pay or reimburse Agent for all of their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to Agent, (b) to pay or reimburse Agent and each Lender for all their respective reasonable costs and expenses incurred in connection with, and to pay, indemnify, and hold Agent, each Lender, and their respective officers, directors, employees, and agents and attorneys (the "Indemnified Persons") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under the Loan Documents and any such other documents prepared in connection therewith, including without limitation, the reasonable fees and disbursements of counsel to Agent and each Lender, (c) to pay, indemnify, and to hold Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Taxes (other than income and gross revenue taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and any such other documents including, without limitation, the reasonable fees and disbursements of counsel to Agent and each Lender in connection with the foregoing and in connection with advising Agent with respect to its rights and responsibility under any Loan Document and (d) to pay, indemnify, and hold the Indemnified Persons harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against any Indemnified Person arising out of or in connection with any investigation, litigation or proceeding related to the Loan Documents or the use of the proceeds of the Loans, whether or not any of the Indemnified Persons is a party thereto or by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, Letters of Credit, (it being agreed that nothing in this SECTION 10.2 is intended to limit Borrower's obligations pursuant to
SECTION 2.12) (all the foregoing, collectively, the "Indemnified Liabilities"), provided, that Borrower shall have no obligation hereunder with respect to Indemnified Liabilities of any Indemnified Person arising from (i) the gross negligence or willful misconduct of such Indemnified Person, (ii) legal proceedings commenced against Agent or a Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) disputes between Agent and the Lenders and (iv) legal proceedings which are resolved in favor of Borrower. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

          10.3  SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS.

          (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Lenders, Agent, all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of each Lender.

          (b) Any Lender may, with the prior written consent of all the other Lenders and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to a Lender, the Notes, the commitments or any other interest of a Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Participant shall have no voting rights as a Lender hereunder. Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement or any Note to the same extent as if the amount of its participating interest were owing directly to it under this Agreement or any Note to the same extent as if the amount of its participating interest were owing directly to it under this Agreement or any Note; provided that such right of setoff shall be subject to the obligation of such Participant to share with Lenders, and Lenders agree to share with such Participant, as provided in SECTION 10.4 hereof. In addition, Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 2.17 and 3.8 hereof with respect to its participation in the Revolving Credit Commitments, the Loans, and the Letters of Credit outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such subsection than such Lender would have been entitled to receive in respect to the amount of the participation transferred by such Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any Affiliate thereof and, with the consent of Borrower and the Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders") all or any portion of its rights and obligations under this Agreement, the L/C Applications, and any Note (provided that the amount of the Revolving Credit Commitment sold shall in no event be less than $5,000,000), pursuant to an agreement substantially in the form of EXHIBIT K (a "Commitment Transfer Supplement"), executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by Borrower and Agent), and delivered to Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the transferor thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement, including without limitation SCHEDULE 1.1.2 relating to Lenders' Revolving Credit Commitments, to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Pro Rata Shares, if any, arising from the purchase by such Purchasing Lender of all of the rights and obligations of such transferor Lender under this Agreement and any Note. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, Borrower, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Note a new Note to the order of such Purchasing Lender in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Revolving Credit Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note shall be in a principal amount equal to the principal amount of such surrendered Note, shall be dated the date of the initial Loans evidenced thereby and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by Agent to Borrower marked "canceled". On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Transferor Lender shall make appropriate arrangements with Issuing Lender so that replacement Letter of Credit Participation Certificates are issued to the Transferor Lender, and new Letter of Credit Participation Certificates or replacement Letter of Credit Participation Certificates, as appropriate, are issued to each Purchasing Lender, in each case indicating L/C Participating Interests reflecting their respective revised Revolving Credit Commitments. Each such new Letter of Credit Participation Certificate or replacement Letter of Credit Participation Certificate, as the case may be, shall be dated the date of the related original Letter of Credit Participation Certificate.

          (d) Agent shall maintain at its address referred to in SECTION 10.1 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") any prospective Transferee any and all financial information in such Lender's possession concerning Borrower and its Affiliates which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Lender's in connection with such Lender's credit evaluation of Borrower and its Affiliates prior to becoming a party to this Agreement.

          10.4  ADJUSTMENTS; SETOFF.

          (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in SECTION 8.1(h) hereof, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with all Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless Benefited Lender is obligated to pay interest on the amount so returned, in which case each other Lender shall pay its pro rata share of such interest. Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion. Agent shall promptly give Borrower notice of any setoff, provided that the failure to give such notice shall not affect the validity of such setoff.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, to the extent permitted by law, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the United States Bankruptcy Code or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any of the property of; the issuance of any execution against any of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of; or the issuance of a warrant of attachment against any of the property of; Borrower, to setoff and apply against any Indebtedness, whether matured or unmatured, of Borrower to such Lender, any amount owing from such Lender to Borrower, at or at any time after, the happening of any of the above mentioned events, and the aforesaid right of setoff may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignees for the benefit of creditors, received or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each

Lender agrees promptly to notify Borrower and Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.5 SETOFF. Borrower hereby pledges and gives to Agent and each Lender, and any Participant, a lien and security interest in the balance of any deposit account maintained by Borrower at Agent or such Lender, as the case may be, or any Participant to secure payment of all Obligations. In the case of Borrower's Default hereunder, Borrower hereby authorizes Agent and Lenders or any such Participant at their sole option, at any time and from time to time, to apply to the payment of all or any portion of the Obligations any deposit balance or balances now or hereafter in the possession of Agent, Lenders, or such Participant that belong to or are owed to Borrower.

          10.6 WAIVER OF SETOFF. In the event that any Lender sells all or any portion of the Loans to any Participant, Borrower hereby waives the right to interpose any setoff, counterclaim, or cross-claim (other than compulsory counterclaims or cross-claims) in connection with any litigation or dispute under this Agreement, regardless of the nature of such setoff, counterclaim, or cross-claim.

          10.7 FEES AND COMMISSIONS. Borrower agrees to indemnify Agent and Lenders and hold them harmless with regard to any commissions, fees, judgments, or expenses of any nature and kind that Agent and Lenders may become liable to pay by reason of any claims by or on behalf of brokers, finders, or agents in connection with any act or failure to act by Borrower or any litigation or similar proceeding arising from such claims. Borrower states that it is aware of no valid basis for any such claims.

          10.8  AMENDMENTS AND WAIVERS.

          (a) No Loan Document nor any terms thereof may be amended, supplemented, or modified, except in accordance with the provisions of this
SECTION 10.8. Subject to the terms of subsection (b) below and with the written consent of the Requisite Lenders, Agent and Borrower may, from time to time, enter into written amendments, supplements, or modifications hereto, for the purpose of adding any provisions to any Loan Document or changing in any manner the rights of Lenders or of Borrower thereunder or waiving, on such terms and conditions as Agent may specify in such instrument, any of the requirements of any Loan Document.

          (b) Notwithstanding subsection (a) above, no amendment, waiver, or consent shall, unless in writing and signed by all Lenders, do any of the following: (i) reduce the percentage specified in the definition of Requisite Lenders; (ii) subject Lenders to any additional obligations; (iii) reduce the principal of, or interest on, the Notes or any fees under this Agreement;
(iv) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees under this Agreement; (v) consent to the assignment or transfer by Borrower of any of their rights and obligations under this Agreement; (vi) waive any Default or Event of Default under SECTION 8.1(a) of this Agreement and its consequences; or (vii) release any Collateral; and provided further, that no amendment, waiver, or consent shall, unless in writing and signed by Agent in addition to the Requisite Lenders, affect the rights or duties of Agent under of the Loan Documents.

          (c) Any such waiver, any such amendment, supplement, or modification shall be binding upon Borrowers, Lenders, Agent, and all future holders of the Notes. In the case of any waiver, Borrower, Lenders, and Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.9 SEVERABILITY. If any provision of this Agreement or any of the Loan Documents is held invalid under any Applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision, and, to this end, the provisions hereof are severable.

          10.10 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not affect the meaning or construction of any of the provisions hereof.

          10.11 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the state of Washington.

          10.12 CONSENT TO JURISDICTION, SERVICE, AND VENUE. For the purpose of enforcing payment of any of the Notes, performance of the obligations under any of the Notes, any arbitration award under the other Loan Documents, or otherwise in connection herewith, Borrower hereby consents to the jurisdiction and venue of the courts of the state of Washington or of any federal court located in such state including but not limited to the Superior Court of Washington for King County and the United States District Court for the Western District of Washington. Borrower hereby waives the right to contest the jurisdiction and venue of courts located in King County, Washington, on the ground of inconvenience or otherwise and waives any right to bring any action or proceeding against Agent and Lenders in any court outside King County, Washington. The provisions of this Section do not limit or otherwise affect the right of Agent and Lenders to institute and conduct action in any other appropriate manner, jurisdiction, or court and do not otherwise limit Borrower's right to contest such manner, jurisdiction, or court as may be sought by Agent and Lenders in any such action.

          10.13     ARBITRATION.

          (a) Borrower, Agent, or any Lender may require that all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to the Loans be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U. S. Code. All Claims will be subject to the statutes of limitations that would be applicable if they were litigated.

          (b) This provision is void if the Loans, at the time of the proposed submission to arbitration, are secured by real property located outside of Oregon or Washington or if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair Agent's or Lender's ability to realize on any Collateral pursuant to an arbitration ruling favorable to Agent and/or Lenders.

          (c) If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if either party's Claim is more than $100,000, three neutral arbitrators will decide all issues. All arbitrators will be active Washington State Bar members in good standing. All arbitration hearings will be held in Seattle, Washington. In addition to all other powers, the arbitrator or arbitrators shall have the exclusive right to determine all issues of arbitrability and shall have the authority to issue subpoenas. Judgment on any arbitration award may be entered in any court with jurisdiction.

          (d) If any party institutes any judicial proceeding relating to the Loans, that action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff, (ii) self-help repossession, (iii) judicial or nonjudicial foreclosure against real or personal collateral, (iv) provisional remedies, including injunction, appointment of a receiver, attachment, claim and delivery, and replevin.

          10.14 COUNTERPARTS. This Agreement and each of the Loan Documents may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute an original agreement, but all of such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          10.15 STATUTORY NOTICE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

          IN WITNESS WHEREOF, Borrower, Agent, and Lenders have caused this Agreement to be duly executed by the respective, duly authorized signatories as of the date first above written.

                              BORROWER:

                              EAGLE HARDWARE & GARDEN, INC.



                              By
                                     ------------------------------------------
                                     David J. Heerensperger
                                     Chairman and Chief Executive Officer

       Notice Address:        Eagle Hardware & Garden, Inc.
                              981 Powell Avenue SW
                              Renton, Washington  98055
                              Facsimile:  (206) 204-5169
                              Attention:  Steve Stenberg, Assistant Treasurer


                              LENDERS:

                              U. S. BANK OF WASHINGTON,
                                NATIONAL ASSOCIATION



                              By
                                     ------------------------------------------
                                     David B. Westburg, Vice President

       Notice Address:        U. S. Bank of Washington,
                                National Association
                              1420 Fifth Avenue, 11th Floor
                              Seattle, Washington  98101
                              Facsimile:  (206) 344-2332
                              Attention:  David B. Westburg

                              FIRST HAWAIIAN BANK



                              By
                                     ------------------------------------------
                                     Robert M. Wheeler, III, Vice President

       Notice Address:        First Hawaiian Bank
                              Corporate Banking Division
                              1132 Bishop Street, 19th Floor
                              Honolulu, Hawaii  96847
                              Facsimile:  (808) 525-6372
                              Attention:  Robert M. Wheeler, III


                              UNITED STATES NATIONAL BANK
                                OF OREGON



                              By
                                     ------------------------------------------

                              Title
                                     ------------------------------------------

       Notice Address:        U. S. Bank of Washington,
                                National Association
                              1420 Fifth Avenue, 11th Floor
                              Seattle, Washington  98101
                              Facsimile:  (206) 344-2332
                              Attention:  David B. Westburg

                              KEY BANK OF WASHINGTON



                              By
                                     ------------------------------------------

                              Title
                                     ------------------------------------------

       Notice Address:        Key Bank of Washington
                              Large Corporate Group
                              700 Fifth Avenue, 48th Floor
                              Post Office Box 90, WA-31-10-4812
                              Seattle, Washington  98111
                              Facsimile:  (206) 684-6035
                              Attention:  Kathleen Johanson


                              THE SUMITOMO BANK, LIMITED



                              By
                                     ------------------------------------------

                              Title
                                     ------------------------------------------



                              By
                                     ------------------------------------------
                              Title
                                     ------------------------------------------

       Notice Address:        The Sumitomo Bank, Limited
                              U.S. Commercial Banking Department
                              Pine Street Center
                              100 Pine Street, Suite 3300
                              San Francisco, California  94111
                              Facsimile:  (415) 394-9797
                              Attention:  Bill Bloore

                              FIRST SECURITY BANK OF IDAHO, N.A.



                              By
                                     ------------------------------------------
                              Title
                                     ------------------------------------------

       Notice Address:        First Security Bank of Idaho, N.A.
                              Commercial Banking Division
                              119 North 9th Street, 2nd Floor
                              Boise, Idaho  83702
                              Facsimile:  (208) 393-2162
                              Attention:  Brian Cook


                              AGENT:

                              U. S. BANK OF WASHINGTON,
                                NATIONAL ASSOCIATION



                              By
                                     ------------------------------------------
                                     David B. Westburg, Vice President

       Notice Address:        U. S. Bank of Washington,
                                National Association
                              1420 Fifth Avenue, 11th Floor
                              Seattle, Washington  98101
                              Facsimile:  (206) 344-2332
                              Attention:  David B. Westburg

                                    SCHEDULE 1.1.1
                       to Amended and Restated Credit Agreement


                           Eagle Hardware and Garden, Inc.
         L/C's Outstanding at 6/30/95 Which Were Also Outstanding at 5/16/96


                             Outstanding         Outstanding
                                 Balance             Balance
     L/C Number                30-Jun-95          16-May-96
     ----------                ---------          ----------
SO95873                        $4,400.00           $4,400.00
SO96215                      $102,674.00         $102,674.00
SO97559                    $1,010,600.00          $92,560.00
S100286                      $290,000.00         $290,000.00
S100338                       $66,420.00          $66,420.00
S100339                      $372,846.00         $372,846.00
S100340                      $288,247.50         $288,247.50
S100341                        $5,402.00           $5,402.00
S100342                      $143,500.00         $143,500.00
S100343                       $85,550.00          $85,550.00
S100344                      $129,500.00         $129,500.00
S100414                       $47,642.00          $47,642.00
S100415                       $37,772.00          $37,772.00
S100574                      $150,000.00         $150,000.00
                             -----------         -----------
  Total                    $2,732,553.50       $1,814,513.50

                                    SCHEDULE 1.1.2
                       to Amended and Restated Credit Agreement


                       LENDERS' COMMITMENTS AND PRO RATA SHARES



                                         Revolving      Pro Rata Share
                                            Credit        of Revolving
          LENDER                       COMMITMENT         CREDIT LOANS
- --------------------------            ------------        ------------

U. S. Bank of Washington,              $25,000,000             33 1/3%
  National Association

First Hawaiian Bank                    $10,000,000             13 1/3%

U. S. National Bank                     $5,000,000              6 2/3%
  of Oregon

First Security Bank of Idaho, N.A.     $10,000,000             13 1/3%

Key Bank of Washington                 $10,000,000             13 1/3%

The Sumitomo Bank, Limited             $15,000,000             20    %
                                       -----------             -------

TOTAL                                  $75,000,000            100    %

                                     SCHEDULE 6.4
                       to Amended and Restated Credit Agreement

                              SCHEDULE OF EXISTING LIENS


          1. $8,000,000 loan dated November 4, 1994, from The Prudential Insurance Company of America secured by a lien against the Tukwila store.

          2. $6,000,000 loan dated December 20, 1995, from PLF Life Insurance Company secured by a lien against the Spokane Valley Store.

                                     SCHEDULE 7.5
                       to Amended and Restated Credit Agreement


          1. EAGLE FOOD CENTERS, INC. V. EAGLE HARDWARE & GARDEN, INC., United States Patent and Trademark Office, Trademark Trial and Appeal Board ("TTAB"), Concurrent Use Proceeding No. 1030, June 6, 1995. Having initiated a concurrent use proceeding, the Company expects that a concurrent use trademark registration will issue in the near future. The parties already entered into a settlement agreement in which it was agreed that the Company seek a federal registration for the western United States, that Eagle Food Centers apply for a federal registration in the eastern United States, and that the parties cross-license each other. Eagle Food Centers filed its trademark application to register the mark EAGLE for the eastern United States on July 17, 1995. In accordance with procedure at the Patent & Trademark Office ("PTO"), the PTO has suspended the concurrent use proceeding pending its approval of Eagle Food Centers' application.

          2.   MARIE GUIMONT TRUST

          The Marie Guimont Trust (the "Trust") owns a trailer park in the City of Seattle that it wishes to sell to the Company. Under Washington law, Chapter
59.23 RCW, a trailer park owner is required to give its tenants notice of the intended sale and the first right of refusal, i.e., an opportunity to purchase the land on which their trailers are situated under the same terms offered to the outside buyer. The Trust gave its tenants notice of the proposed sale and an opportunity to purchase the trailer park, but the tenants were unable to obtain outside financing for the purchase. The tenants asserted that the Trust had not given them sufficient notice as required under the law, and that the Company had somehow influenced the Association's potential lenders to withhold financing. The Trust has now renewed its offer to sell the trailer park to its tenants and has given them renewed notice of the proposed sale. The tenants have created the National Homeowners Association (the "Association") that has commenced four lawsuits dealing with this series of events. One of the tenants has commenced a fifth lawsuit.

          a. NATIONAL HOMEOWNERS ASSOCIATION V. EAGLE HARDWARE & GARDEN, INC., ET AL., Cause No. 96-2-01299-8, King County Superior Court, filed January 12, 1996. The Association brought this lawsuit against the Company and its consultant for alleged interference (in 1995) with trailer owners' ability to gain financing for the purchase of the trailer park. The Association is seeking unspecified damages on behalf of the tenants. Discovery has not yet begun, An evaluation of the likelihood for an unfavorable outcome, and an estimate of an amount or range of possible loss, cannot be expressed with sufficient certainty at this time.

          b. NATIONAL HOMEOWNERS ASSOCIATION V. MARIE GUIMONT TRUST, ET AL., Cause No. 95-2-00401-6, King County Superior Court, filed January 6, 1995.
This is the Association's original lawsuit, which seeks to compel the Trust to sell the trailer park to the tenants. The Association is also seeking unspecified damages against the Trust. The Company is involved as an intervenor in the case and is seeking to invalidate the Association's claim to a continuing right of first refusal to purchase the park under the statute. The Company asserts that the Trust fulfilled all of its notice and offering requirements to the trailer owners, but the trailer owners and their Association failed to comply with the purchase requirements set forth in the statute. If the Company is successful in this lawsuit, it will be free to purchase the park from the Trust. If the Association is successful, it will presumably attempt to purchase the park again. The Association has not asserted any claims against the Company in this action. Accordingly, at this time we are unable to express with sufficient certainly any evaluation of the likelihood of an unfavorable outcome or an estimate of any amount or range of possible loss that could occur if any claims are asserted against the Company.

          c. NATIONAL HOMEOWNERS ASSOCIATION V. CITY OF SEATTLE, King County Superior Court Docket No. 95-2-08977-1; Washington Court of Appeals (Division
I) Docket No. 36933-4. The Association brought this lawsuit against the City of Seattle challenging the appropriateness of the Company's plan for relocating the current tenants of the trailer park. Any decision in this lawsuit that is favorable to the Association could result in increased relocation costs for the Company. King County Superior Court dismissed the action for failure to name an indispensable party. The Association appealed the dismissal to the Washington Court of Appeals where the action is now pending. The Company intends to vigorously oppose the Association in this lawsuit. We are unable to express with sufficient certainty any evaluation of the likelihood of an unfavorable outcome or an estimate of any amount or range of possible loss that could occur from these claims.

          d. ISHBEL DICKENS AND BROADVIEW COMMUNITY CHURCH VS. CITY OF SEATTLE, ET AL., Seattle Hearing Examiner administrative appeal. Docket No. MUP-95-037
(W). Ishbel Dickens, one of the tenants in the trailer park, brought this administrative appeal in her own name and in the name of her church to oppose the City of Seattle's finding that the Environment Impact Statement (EIS) for the proposed improvements to the Trust property was adequate and the City's decision to issue the Company a master use permit for the construction project. On February 28, 1996, the City of Seattle Hearing Examiner dismissed this appeal and affirmed the City's determination that the EIS was adequate and the City's issuance of the master use permit. The appellants have not yet indicated whether they will appeal this decision to superior court. If they do so, the company intends to contest any such action vigorously. We are unable to express with sufficient certainty any evaluation of the likelihood of an unfavorable outcome or an estimate of Any amount or range of possible loss that could occur from these claims.

          e. NATIONAL HOMEOWNERS ASSOCIATION VS. THE CITY OF SEATTLE, ET AL., Seattle Hearing Examiner administrative appeal, Docket No. MUP-95-038(W). The Association brought this administrative appeal to oppose the City of Seattle's finding that the Environmental Impact Statement for the proposed improvements to the Trust property was adequate and the City's decision to issue the Company a master use permit for the construction project. The Association voluntarily dismissed this administrative appeal. The Company intends to vigorously contest these claims if the Association should choose to renew them in either an administrative appeal or court lawsuit. We are unable to express with sufficient certainty any evaluation of the likelihood of an unfavorable outcome or an estimate of any amount or range of possible loss that could occur from these claims.


     1. MICHAEL A. SOTO V. EAGLE HARDWARE & GARDEN, United States District Court, District of Hawaii, Civil NO. 95-00893 DAE (filed November 1995) Mr. Soto was employed as a loss prevention associate at the Waipahu store from March 16, 1994, to November 4, 1994, then he was terminated for policy violations following a sexual harassment allegation in which he was the accused. Mr. Soto subsequently filed a discrimination charge with the EEOC, claiming national origin discrimination (Puerto Rican/Hawaiian). The Commission could not find evidence to support his claim. Subsequently, Mr. Soto filed a discrimination lawsuit in Hawaii federal court. Mr. Soto is PRO SE, I.E., representing himself. The Company is vigorously defending the lawsuit. An Answer has been filed; however, discovery has not commenced. In view of the inherent uncertainties in this matter and in light of this definitions contained in the ABA Statement of Policy as to when an unfavorable outcome may be probable or remote, we are not able to make a judgment at this time about the outcome of this matter.

     2. LARRY MITCHELL V. EAGLE HARDWARE & GARDEN, United States District Court, for the Western District of Washington, Civil No. C95-1207C (filed August 1995). Mr. Mitchell was employed as a sales person at the Tukwila store from September 1992 to February 1994, when he was terminated. Mr. Mitchell subsequently filed a race discrimination lawsuit. An Answer has been filed, and discovery has commenced although it is in the early stages. The Company has sent one set of initial written discovery to Mr. Mitchell, to which he and his attorney have responded. Mr. Mitchell has not conducted any discovery. Mr. Mitchell's deposition will be taken within the next three weeks, The company intends to vigorously defend against Mr. Mitchell's claims. In view of the inherent uncertainties in this matter and in light of the definitions contained in the ABA Statement of Policy when an unfavorable outcome may be probable or remote, we are not able to make a judgment at this time about the outcome of this matter.

     1. THREATENED LITIGATION. A former supplier of lamps to the company, Osram Sylvania, Inc. ("Sylvania"), has asserted a claim of $285,277.20 for alleged unearned portions of new store and grand opening allowances and an additional $242,000 in promotional allowances allegedly contingent on the company remaining a Sylvania customer. The claims were asserted in letters dated June 23, 1995 and October 10, 1995 following the company's decision to switch its lamp business from Sylvania to General Electric.

     The company's position is that Sylvania was given every opportunity to retain the company's business during a review process but that Sylvania's program was not as attractive to the company as was General Electric's and the company thereupon entered into an agreement with General Electric to supply its lamps, commencing April 1, 1995.

     Sylvania bases its $285,277.20 claim on its own "standard policy" and an alleged "verbal contract" that the company was required to remain a customer of Sylvania for three years after a store opened. The additional $242,000 claim is based on an allegation that promotional allowances were contingent upon the letter. Sylvania threatened to turn the matter over to its house counsel for further action if it did not receive a response. Shortly thereafter, the company, by letter dated October 24, 1995, assessed that it had fulfilled the terms of a certain written contract with Sylvania dated October 6, 1992 and denied that any promotional allowances were made subject to restrictions or conditions.

     The company's position is that it has no further obligation to Sylvania. The company's most recent contact with Sylvania occurred in the early part of January, 1996, during a phone conversation in which Sylvania stated that it was going to sue the company.

     Evaluation of risk is difficult due to Sylvania's alleged reliance on policy and verbal understandings. it does appear that the company has complied fully with the October 6, 1992 written agreement which by its terms expired in three years or earlier as soon as certain stores attained a total sales volume of $5,000,000. Apparently there is no disagreement that such figure was met before Sylvania asserted its claims.

     The October 6, 1992 agreement covered thirteen stores, including some that were only scheduled to open in the future. It is my understanding that no subsequent written agreements were entered into and thus there are no written agreements covering the most recent new stores opened by the company, which apparently are the ones in dispute. Although the October 6, 1992 agreement provided that Eagle would reimburse Sylvania a portion of the allowance if it had not purchased at least $5,000,000 of lamps within three years, that threshold was apparently met. One of the problems with Sylvania's reliance on "policy" is the apparent absence of any sales volume threshold figure for the newest stores. There is not even any such figure asserted in Sylvania's reliance on a "verbal contract." Sylvania would presumedly have to argue that its "policy" or any such alleged verbal contract was not conditioned upon a sales quota. This may lack conviction in view of the fact that a sales quota was indeed a major term of the written contract between the parties.

     Although not a legal factor, it is also possible that Sylvania may be reluctant to sue a large former customer who still might at some future date again become a significant source of business.

     Unless and until Sylvania follows through on its threat to sue (obviously some time has passed since the October, 1995 claim letter), the probability of unfavorable outcome to the company would appear to lessen as time passes.

     2. SETTLED LITIGATION. The shareholder class action litigation, the espresso cart suit and the Hawaii personal injury suit described in my March 1, 1995 report to you have all been settled or dismissed in favor of the company.

                                    SCHEDULE 7.14
                       to Amended and Restated Credit Agreement

                             SCHEDULE OF TRADEMARKS, ETC.


TRADE NAMES

Eagle Hardware & Garden



                                   Federal             Federal
Service Mark                       Serial No.          Registration
- ------------                       ----------          ------------

EAGLE HARDWARE                     74224159            Pending
  & GARDEN
  with eagle design

Eagle design                       None                None

MORE OF EVERYTHING                 74224155            1728432
  design

EAGLE EXPERT                       None                None

Circle design with                 None                None
  serrated edges and
  other design elements


The foregoing is not necessarily a complete list of all possible trademarks, service marks, and trade dress rights to which the Company may claim an interest.

                                      EXHIBIT A
                       to Amended and Restated Credit Agreement

                                 REVOLVING CREDIT NOTE


$__,000,000                                                        May 28, 1996


         For value received, the undersigned, EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), promises to pay to the order of ___________________________ ("Payee"), the principal sum of __________ Million
Dollars ($   ,000,000) or so much thereof as advanced by Payee in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain amended and restated credit agreement dated as of May 28, 1996, by and among Borrower, the financial institutions named therein as Lenders, and U. S. Bank of Washington, National Association ("U. S. Bank") as agent for Lenders (in such capacity "Agent") (said Credit Agreement together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on November 30, 1997.

         All advances under this Note, all conversions between interest rate options, and all payments of principal and interest may be reflected on a schedule or a computer-generated statement which shall become a part of this Note.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent located at 1420 Fifth Avenue, Seattle, Washington 98101 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

         Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Requisite Lenders. Borrower and all endorsers, sureties, and guarantors hereof
(1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Requisite Lenders with respect to the payment or other provisions of this Note and the Credit Agreement;

(2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder.

         Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.


                                  EAGLE HARDWARE & GARDEN, INC.



                                  By
                                     ------------------------------------------
                                       David J. Heerensperger, Chairman and
                                         Chief Executive Officer

                                      EXHIBIT B
                       to Amended and Restated Credit Agreement

                      LETTER OF CREDIT PARTICIPATION CERTIFICATE



                            ____________________, 199____



[Name of Lender]
______________________
______________________

Dear Sirs:

         Pursuant to subsection 2.12(b) of the Amended and Restated Credit Agreement dated as of May 28, 1996 (the "Credit Agreement"; terms defined in the Credit Agreement being used herein with their respective defined meanings) among Eagle Hardware & Garden, Inc., the Lenders parties thereto and U. S. Bank of Washington, National Association, as agent for the Lenders, the undersigned hereby acknowledges receipt from you on the date hereof of an L/C Participating Interest in the amount of ____________________________________________ Dollars
($___________) in the following Letter of Credit and the L/C Application relating thereto: ____________________________________.


                             Very truly yours,

                             U. S. BANK OF WASHINGTON,
                               NATIONAL ASSOCIATION



                             By
                                  ---------------------------------------------

                                  Its
                                       ----------------------------------------

                                      EXHIBIT C
                       to Amended and Restated Credit Agreement

                                IBOR BORROWING NOTICE


         This IBOR Borrowing Notice, executed and delivered this ____ day of _______________, 19___, by EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), pursuant to Section 2.20 of that certain amended and restated credit agreement (the "Credit Agreement") dated as of May 28, 1996, among Borrower, the Lenders party thereto, and U. S. Bank of Washington, National Association, as agent for Lenders (in such capacity "Agent"). All terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

    1.   Aggregate Current Amount:                             $_______________

    2.   Net availability of credit under
         Section 2.1 of the Credit Agreement
         (the Total Revolving Credit Commitment
         minus item 1):                                        $_______________

    3.   Request for a new IBOR Rate Borrowing:

         (a)  Amount:                                          $_______________

         (b)  Length of IBOR Interest
              Period:                                          ________________

         (c)  Requested date of borrowing:                     ________________

    4.   Request for conversion of Prime
         Rate Borrowing to IBOR Rate
         Borrowing:

         (a)  Amount:                                          $_______________

         (b)  Length of Interest Period:                       ________________

         (c)  Requested date of conversion:                    ________________

    5.   Request for conversion of Quoted
         Rate Borrowing to IBOR Rate
         Borrowing:

         (a)  Amount:                                          $_______________

         (b)  Length of Interest Period:                       ________________

         (c)  Requested date of conversion:                    ________________

    6.   Request for new IBOR Interest
         Period:

         (a)  Amount of existing IBOR Rate
              Borrowing:                                       $_______________

         (b)  Amount of borrowing for                          $_______________
              New Interest Period:

         (c)  Expiration date of existing
              IBOR Interest Period:                            ________________

         (d)  New IBOR Interest Period
              requested:                                       ________________

    7.   Special Instructions:         ________________________________________
                                       ________________________________________
                                       ________________________________________

         In connection with the foregoing borrowing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies that:

         (a) The undersigned is the duly elected, qualified and acting _______________ of Borrower, and as such is duly authorized to make and deliver this certificate.

         (b) The representations and warranties contained in Article VII of the Credit Agreement (except Sections 7.5, 7.11, and 7.14) are true and correct in all material respects on and as of the date hereof with the same force and effect as though made on and as of the date hereof.

         (c) No event has occurred and is continuing, or would result from, the borrowing requested hereby, which constitutes a Default or an Event of Default.

         (d) The Aggregate Current Amount will not, after giving effect to the borrowing requested hereby, exceed the Total Revolving Credit Commitment or the amount permitted by Section 2.19 of the Credit Agreement.

         (e) There has been no material adverse change in Borrower's financial condition since the date of the financial statements of Borrower for the most recent Fiscal Quarter then ended delivered to U. S. Bank pursuant to
Section 5.1(c) of the Credit Agreement to the date hereof.

         (f)  The information contained herein is true and correct.

         EXECUTED AND DELIVERED this ____ day of _______________, 19___.


                                                EAGLE HARDWARE & GARDEN, INC., a
                                                   Washington corporation



                                                By
                                                       -------------------------

                                                Title
                                                       -------------------------



    Agent confirms that the IBOR Borrowing Rate is _____ percent per annum for the IBOR Rate Borrowing requested above for the corresponding Interest Period.

                                               U. S. BANK OF WASHINGTON,
                                                 NATIONAL ASSOCIATION, as
                                                 Agent for Lenders



                                               By
                                                       -------------------------

                                               Title
                                                       -------------------------

                                      EXHIBIT D
                       to Amended and Restated Credit Agreement


EAGLE HARDWARE & GARDEN, INC.               --------------------------------
CASH MANAGEMENT                             ATTN:  Ray Mah (206) 344-2332
                                            FROM:  Tony Pound (206) 204-5158
                                            --------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                           BID LINE FACILITY REQUEST - USBW


Date of request:                         5/6/95
                                       -----------------------------------

Date funding requested:                  5/7/95
                                       -----------------------------------

Amount requested:                        $2,000,000
                                       -----------------------------------

# of days requested (30-day max.):       3 days
                                       -----------------------------------

Name, title of person requesting         Steve Stenberg, Asst. Treasurer
                                       -----------------------------------

Signature:                               /s/ Steve Stenberg
                                       -----------------------------------


NOTE: The current Bid Line Facility is a $15,000,000 commitment, which means a $15mm is the maximum total that can be outstanding at any point in time under the Bid Line Facility. Borrowings must be in increments of $1,000,000 and can be for periods up to 30 days. This form should be completed and faxed by 9 a.m. to USBW (attn: Eric Hynes) for every Bid Line Facility request. Funding occurs the following day.


- --------------------------------------------------------------------------------


                                HSBW BID LINE APPROVAL

Amount approved:                         $2,000,000
                                       -----------------------------------

Interest rate:                           7.43%
                                       -----------------------------------

Maturity date:                           5/10/96
                                       -----------------------------------

Approved by:                             /s/ Ray Mah
                                       -----------------------------------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                      EXHIBIT E
                       to Amended and Restated Credit Agreement


                        FIRST AMENDMENT TO SECURITY AGREEMENT


         This first amendment to security agreement ("Amendment") is made and entered into as of May 28, 1996, by EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), for the benefit of U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, a national banking association, ("U. S. Bank"), as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement (hereinafter defined).

                                  R E C I T A L S :

         A. EXISTING LOAN AND SECURITY AGREEMENT. On or about June 30, 1995, Borrower, Lenders, and Secured Party entered into that certain credit agreement ("Original Credit Agreement"), pursuant to which Lenders advanced funds to Borrower. Contemporaneously with the execution of the Original Credit Agreement, Borrower granted to Lenders a security interest in certain of its existing and future assets as security for all past, present, and future indebtedness of Borrower to Lenders, as more fully set forth in the security agreement dated as of June 30, 1995, among Borrower and Lenders ("Security Agreement").

         B. PARTIES AND PURPOSE. Contemporaneously with the execution of this Amendment, Secured Party, Lenders, and Borrower entered into an amended and restated credit agreement of even date herewith, pursuant to which Agent and Lenders agreed to modify certain terms in the Original Credit Agreement and to restate the Original Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to amend and restate the Original Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Secured Party as follows:

         1. AMENDMENT. All references to the "Credit Agreement" in the Security Agreement are hereby amended to mean the amended and restated credit agreement of even date herewith among Borrower, Lender, and Agent (together with all supplements, exhibits, modifications, and amendments thereto, the "Credit Agreement").

         2. RATIFICATION. Secured Party and Borrower agree that the Security Agreement is hereby amended as set forth herein, and that the Security Agreement shall remain in full force and effect, except as expressly modified by this Amendment. Borrower hereby reaffirms and ratifies the Security Agreement and the grant of security thereunder.

         3. COUNTERPARTS. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute an original Amendment, but all of such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         IN WITNESS WHEREOF, Borrower and Secured Party have caused these presents to be duly executed by their respective duly authorized signatories as of the day and year first above written.

                                  BORROWER:

                                  EAGLE HARDWARE & GARDEN, INC.



                                  By
                                       ---------------------------------------
                                       David J. Heerensperger
                                       Chairman and Chief Executive Officer

                                  Notice Address:

                                  Eagle & Hardware & Garden, Inc.
                                  981 Powell Avenue, S.W.
                                  Renton, Washington 98005
                                  Facsimile:  (206) 204-5168
                                  Attention: Steve Stenberg, Asst. Treasurer

                                  SECURED PARTY:

Accepted by:                      U. S. BANK OF WASHINGTON,
                                    NATIONAL ASSOCIATION, as
                                    Agent for Lenders



                                  By
                                       ----------------------------------------
                                       David B. Westburg, Vice President

                                  Notice Address:

                                  U. S. Bank of Washington,
                                    National Association
                                  1420 Fifth Avenue, 11th Floor
                                  Seattle, Washington  98101
                                  Facsimile:  (206) 344-2332
                                  Attention:  David B. Westburg
                                              Vice President

                                      EXHIBIT F
                       to Amended and Restated Credit Agreement


                       FIRST AMENDMENT TO TRADEMARK ASSIGNMENT

         This first amendment to trademark assignment ("Amendment") is made as of this 20th day of May, 1996, between EAGLE HARDWARE & GARDEN, INC., a Washington corporation having a mailing address at 981 Powell Avenue S.W., Renton, Washington 98005 ("Borrower"), and U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement (as hereinafter defined), having a mailing address at 1420 Fifth Avenue, Seattle, Washington 98101.

                                  R E C I T A L S :

         A. On or about June 30, 1995, Borrower, Lenders, and Secured Party entered into that certain credit agreement ("Original Credit Agreement"), pursuant to which Lenders advanced funds to Borrower. Contemporaneously with the execution of the Original Credit Agreement, Borrower, Secured Party and Lenders entered into that certain trademark assignment ("Trademark Assignment"), whereby Borrower granted to Secured Party for its benefit and ratable benefit of Lenders, a first priority and exclusive security interest in all of the trademarks, trade names, service marks, patents and applications therefor of Borrower, now owned or hereafter acquired.

         B. Contemporaneously with the execution of the Original Credit Agreement, Borrower and Secured Party entered into a security agreement ("Security Agreement"), under which Borrower granted to Secured Party a lien on and security interest in accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, and inventory ("Other Assets"), whereby Secured Party shall have the right to foreclose on the Trademarks and Other Assets in the event of the occurrence and continuance of an Event of Default under the Credit Agreement.

         C. Contemporaneously with the execution of this Amendment, Borrower, Lenders, and Secured Party entered into an amended and restated credit agreement of even date herewith, pursuant to which Lenders agreed to modify certain terms in the Original Credit Agreement.

         NOW, THEREFORE, in consideration of the premises, and in order to induce Secured Party and Lenders to amend and restate the Original Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Secured Party as follows:

         1. AMENDMENT. All references to the "Credit Agreement" in the Trademark Assignment are hereby amended to mean the amended and restated credit agreement of even date herewith among Borrower, Lender, and Agent (together with all supplements, exhibits, modifications, and amendments thereto, the "Credit Agreement").

         2. RATIFICATION. Secured Party and Borrower agree that the Trademark Assignment is hereby amended as set forth herein, and that the Trademark Assignment shall remain in full force and effect, except as expressly modified by this Amendment. Borrower hereby reaffirms and ratifies the Trademark Assignment and the grant of security thereunder.

         3. COUNTERPARTS. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute an original Amendment, but all of such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         IN WITNESSES WHEREOF, Borrower and Secured Party have caused these presents to be duly executed by their respective, duly authorized signatures as of the day first above written.

                                       BORROWER:

                                       EAGLE HARDWARE & GARDEN, INC.



                                       By
                                            ----------------------------------
                                            David J. Heerensperger
                                            Chairman and Chief Executive
                                            Officer


                                       SECURED PARTY:

                                       U. S. BANK OF WASHINGTON, NATIONAL
                                         ASSOCIATION, as Agent for Lenders



                                       By
                                            ----------------------------------
                                            David B. Westburg, Vice President

                                      EXHIBIT G
                       to Amended and Restated Credit Agreement


                                     May 28, 1996



TO: The Financial Institutions named
    as "Lenders" in the "Credit Agreement"
    defined below

AND TO:

U. S. Bank of Washington,
  National Association, as agent for Lenders
1420 Fifth Avenue, 11th Floor
Seattle, Washington  98101

        Attention:  David B. Westburg

         Subject:  Eagle Hardware & Garden, Inc.

Ladies and Gentlemen:

         We have acted as counsel for Eagle Hardware & Garden, Inc. ("Borrower") in connection with that certain amended and restated credit agreement of even date herewith (together with all amendments, modifications, and exhibits thereto, the "Credit Agreement") entered into among Borrower, the financial institutions named therein as Lenders, and U. S. Bank of Washington, National Association ("U. S. Bank") as agent for Lenders (in such capacity "Agent"). We have been asked to provide this opinion letter in accordance with the requirement set forth for it in the Credit Agreement. Terms used but not defined in this letter have the meanings given to them in the Credit Agreement.

         In connection with this opinion, we have examined the following:

         A.   The Credit Agreement;
         B.   The Revolving Credit Notes;
         C.   The Amendment to Security Agreement;
         D.   The Amendment to Trademark Assignment;
         E.   Amendment to Intercreditor Agreement;
         F.   UCC-3 Change Statements;
         G.   The board resolutions of Borrower; and
         H.   The articles of incorporation for Borrower.

         The documents referred to as items A through F above may be collectively referred to hereinafter as the "Loan Documents."

U.S. Bank of Washington
National Association                  -2-                     May 28, 1996


          We have also examined and relied on such other certificates, agreements, instruments, documents, and Governmental Approvals as we have deemed necessary or appropriate in order to render the opinions set forth in this letter.

         In rendering these opinions, we have assumed that all signatures on all documents we have examined are genuine, that all original documents are authentic, and that all copies are true copies.

         For the purposes of this opinion, we have assumed that Agent and Lenders have all requisite power and authority and have taken all necessary corporate and other action to authorize, execute, and deliver the Loan Documents and to effect such transactions.

         The opinions hereinafter expressed are subject to the following qualifications:

         (i) The enforceability of the Loan Documents is subject to applicable bankruptcy, reorganization, and other laws now or hereafter in effect applicable to creditors' rights generally, but the existence of such rights does not, in our opinion, affect the validity of the Loan Documents, and adequate remedies for the practical realization of the benefits contemplated by the Loan Documents are available.

         (ii) The enforceability of certain remedies authorized or contained in the Loan Documents is subject to the effect of rules of law governing specific performance, injunctive relief, and other equitable remedies, but the existence of such rules of law does not, in our opinion, affect the validity of the Loan Documents, and adequate remedies for the practical realization of the benefits contemplated by the Loan Documents are available.

         (iii) We express no opinion as to any laws other than laws of the state of Washington and the federal laws of the United States.

         Based upon and subject to the following, it is our opinion that:

         1. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the state of Washington and is duly qualified to do business as a foreign corporation and is in good standing as such under the laws of each state in which it is presently doing business.

         2. Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own, operate and encumber its property, and to execute, deliver and perform all of its obligations under the Loan Documents.

U.S. Bank of Washington,
 National Association                  -3-                       May 28, 1996


         3. The execution, delivery, and performance of the Loan Documents by Borrower are within its power, have been duly authorized by all necessary corporate action, require no action by or with regard to or filing with any Governmental Body, and do not contravene or constitute a default under any provision of (a) its articles of incorporation or bylaws or (b) to the best of our knowledge after reasonable inquiry, any Applicable Law.

         4. Each of the Loan Documents has been duly authorized, executed, and delivered by the respective parties thereto, and constitutes a legal, valid, and binding obligation of the respective parties thereto, enforceable against the parties in accordance with its respective terms.

         5. The Security Agreement, as amended by the first amendment to security agreement, creates a valid security interest in favor of Agent, for the benefit of Lenders, in the collateral described therein, as security for the secured obligations described therein. Based on the UCC-1 financing statement filed in the office of the Department of Licensing, Uniform Commercial Code Division, of the State of Washington, on _______________, 1995, under filing
No. _______________ (copy attached), Agent will hold, for the benefit of Lenders, a perfected security interest in the collateral described in the Security Agreement, to the extent that such collateral consists of accounts, inventory, general intangibles and chattel paper, as such terms are defined in the Uniform Commercial Code ("Code"), and no other act or filing is required under the Code to perfect such security interest.

         6. Except as otherwise disclosed in the Credit Agreement, there is no action, suit, or proceeding pending against or, to the best of our knowledge, threatened against or affecting Borrower before any Governmental Body in which there is a reasonable possibility of an adverse decision that could have a material adverse affect on the business, financial position, or results of operations of Borrower or which in any manner could bring into question the validity of the Loan Documents.

         7. To the best of our knowledge, after due inquiry, Borrower is in compliance in all material respects with all Applicable Laws, a violation of which could have a material adverse affect on the financial condition, operations, or property of Borrower.

         This opinion letter may be relied on by each Lender as if it were specifically addressed to each such Lender.


                                       Very truly yours,

                                      EXHIBIT H
                       to Amended and Restated Credit Agreement


                      CERTIFICATE AS TO AUTHORIZING RESOLUTIONS
                              AND INCUMBENCY CERTIFICATE


         The undersigned hereby certifies that he is the assistant treasurer of Eagle Hardware & Garden, Inc., a Washington corporation ("Company"), that as such he is authorized to execute this Certificate on behalf of the Company, and that:

         (a) annexed hereto as Exhibit A is a true and correct copy of the resolutions duly adopted by of the board of directors of the Company on May 28, 1996;

         (b) such resolutions have not been modified or rescinded, and remain in full force and effect;

         (c) annexed hereto as Exhibit B is a true, correct, and complete copy of the articles of incorporation of the Company as heretofore amended; and

         (d) the following persons whose names, titles, and signatures appear below are now duly qualified to hold their respective offices as of the date hereof:

    Name                         Signature                Office
    ----                         ---------                ------

David J. Heerensperger       ____________________     Chairman and Chief
                                                      Executive Officer

Richard T. Takata            ____________________     President and Chief
                                                      Operating Officer

               DATED this 28th day of May, 1996



                                             -----------------------------------
                                             Steve Stenberg, Assistant Treasurer

                        RESOLUTIONS OF THE BOARD OF DIRECTORS
                                          OF
                            EAGLE HARDWARE & GARDEN, INC.


         The undersigned, being all of the directors of Eagle Hardware & Garden, Inc., a Washington corporation (the "Corporation") do hereby adopt the following resolutions at a meeting held on May 28, 1996:

REVOLVING CREDIT FACILITY

         RESOLVED, that the actions undertaken to date by the officers of the Corporation in negotiating the terms of a proposed $75,000,000 revolving credit facility between the Corporation and U. S. Bank of Washington, National Association as Agent and as a participating bank and other banks yet to be determined pursuant to the draft of the amended and restated credit agreement attached hereto ("Credit Agreement") be and hereby are authorized, approved, ratified and confirmed in all respects.

         RESOLVED FURTHER, that the terms of the proposed credit facility as set forth in the Credit Agreement be and hereby are authorized, accepted and approved in all respects.

         RESOLVED FURTHER, that the officers of the Corporation be and hereby are, and each of them hereby is, authorized to negotiate and prepare the Credit Agreement and agreements, instruments and documents related thereto, including a note or notes to be delivered by the Corporation, a security agreement, a trademark assignment, and any other such agreements, documents and instruments as are advisable or required thereby, with such changes in the terms thereof from those contained in the draft Credit Agreement as said officers in their discretion and judgment shall approve.

         RESOLVED FURTHER, that any one of the Corporation's Chairman of the Board of Directors and President be and each of them hereby is authorized, on behalf and in the name of the Corporation, to execute and deliver the Credit Agreement evidencing the $75,000,000 credit facility, with such terms and in such form as such officer or officers determine to be in the best interests of the Corporation, such determination to be conclusively evidenced by such actions, execution and delivery.

         RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Corporation, any and all agreements, notes, instruments, certifications and documents and to do any and all acts or things as they or any of them may deem necessary or advisable to document, evidence and carry out fully the terms and provisions of the credit facility hereby approved and the intent of purposes of the resolutions adopted herein.

GENERAL BANKING-ARRANGEMENTS

I. RESOLVED, that the Chairman of the Board and President of the Corporation be and hereby are, and each of them hereby is, authorized to select from time to time banks and financial institutions for the establishment of one or more checking accounts, deposit accounts and other financial accounts and arrangements as they deem appropriate and in the best interests of the Corporation (each and every bank and financial institution so selected is herein referred to as a "Bank"); and

II. RESOLVED FURTHER, that any one of the Corporation's Chairman of the Board and President ("the Authorizing Officers") be, and each of them hereby is, authorized on behalf of the Corporation:

         A. to designate in writing at any time and from time to time officers (including themselves), agents and employees of the Corporation (each a "Designated Person," which term may include the plural) each of whom, on behalf of the Corporation, is authorized to do any one or more of the following:

              1. sign, by manual or facsimile signature (including any signature made with or generated by a signature plate, any similar device, or a computer), any and all checks, drafts, and other orders for the payment of money, including orders or directions in informal or letter form, against any funds at any time standing to the credit of the Corporation in any account with the Bank;

              2. issue written, telephonic, electronic or oral instructions with respect to the transfer of funds of the Corporation on deposit with the Bank (or otherwise transferable by the Bank) (a) by wire, automated clearinghouse or other electronic means of transfer, without any written order for the payment of money being issued with respect to such transfer or (b) by check, draft or other written order for the payment of money, whether signed by persons authorized pursuant to this resolution or authorized by the Bank;
              3. issue pre-authorized drafts by any authorized signatory or signatories against the bank accounts of the corporation;

              4. authorize the issuance of depository transfer checks (each having plainly printed on its face "DEPOSITORY TRANSFER CHECK" and being by its wording payable to the payee bank for credit to an account of the Corporation with the payee bank) for the purpose of transferring funds from any bank or other financial institution in which the Corporation has funds on deposit to an account of the Corporation at another depository bank or financial institution designated under the authority exercised hereunder. Such checks shall require no signature other than the name of the Corporation printed at the lower right hand corner, which name so printed shall constitute the official signature of the Corporation for use in connection with depository transfer checks;

         B. to amend, revoke or terminate any designation made pursuant to the authority contained in paragraph A;

         C. to enter into such agreements with the Bank with respect to any banking services (including without limitation electronic services) as such officers in their sole discretion deem advisable or in the interest of the Corporation; and

         D. to open new accounts with the Bank and to close any or all accounts opened with the Bank and to terminate any agreement entered into with the Bank.

III. RESOLVED FURTHER, that the Bank be, and it hereby is, authorized and directed to honor:

         A. any and all checks, drafts and orders signed manually by any person or persons authorized by the Authorizing Officers designated in Resolution I above, as aforesaid, including those drawn to the individual order of any such person or persons whose names appear thereon as signer or signers thereof, without further inquiry or regard to the authority of said person or persons or the use of the checks, drafts or orders, or the proceeds thereof;

         B. any and all checks, drafts and other orders for the payment of money drawn in the Corporation's name, including those drawn to the individual order of any person or persons whose name or names appear thereon as signer or signers thereof, without further inquiry or regard to the authority of said person or persons or the use of the checks, drafts or orders, or the proceeds thereof when bearing or purporting to bear the facsimile signature(s) of any person(s) authorized so to sign by the Authorizing Officers as aforesaid, and to charge the account of the Corporation for such checks, drafts or other orders for the payment of money, regardless of by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto, if such signature or signatures resemble(s) the facsimile specimens of such signature(s) certified to or filed with the Bank by or on behalf of this Corporation;

         C. any written, oral, telephonic, or electronic instruction for the transfer of funds of the Corporation (a) by wire or other electronic means initiated by a person or persons designated by the Authorizing Officers or made by the Bank in accordance with the procedure provided by any agreement for wire or other electronic means of transfer of funds entered into on behalf of the Corporation by the Authorizing Officers, or (b) by check, draft, or other written order for the payment of money authorized in accordance with this resolution; and

         D. any preauthorized draft or depository transfer check authorized in accordance with the provisions of this resolution.

IV. RESOLVED FURTHER, that any one of the Authorizing Officers designated in Resolution I above be, and each of them hereby is, authorized on behalf of the Corporation:

         A. to designate in writing or any time and from time to time officers (including themselves), agents and employees of the Corporation (each a "Designated Person," which term may include the plural) each of whom, on behalf of the Corporation is authorized to do any one or more of the following:

              1. borrow money, apply for letters of credit and obtain other credit and financial accommodations from the Bank on a current or long-term basis upon such terms, rates of interest and conditions as said Designated Person may deem advisable and to execute and deliver, in the name of the Corporation, such notes, drafts, applications for letters of credit, undertakings and agreements (including amendments and waivers thereto) with respect to said credit-and other accommodations as said Designated Person may deem advisable;

              2. execute and deliver, in the name of the Corporation, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants and other similar contractual agreements with the Bank, and any amendments, modifications, cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing which said Designated Person may deem advisable;

              3. discount with the Bank any of the notes, drafts, or acceptances held by the Corporation, upon such terms and conditions as said Designated Person may deem advisable;

              4. receive and receipt for, sign orders, and issue instructions (written or oral) on behalf of the Corporation for the handling and delivery of the proceeds of any extension of credit;

              5. endorse for deposit or negotiation, or to deposit without endorsement, any and all checks, drafts, notes, bills of exchange, and orders for the payment of money, either belonging to or coming into possession of the Corporation (including any of the foregoing payable to the Corporation in any trade name or style it may have adopted); endorsements for deposit may be by the written or stamped endorsement of this Corporation without designation of the person making the endorsement;

              6. enter into security transactions and other transactions with the Bank upon such terms and conditions which the Designated Person may deem advisable and, without limiting the generality of the foregoing, to:

              a. purchase or sell, thorough the Bank, either as agent, principal or otherwise, and either for immediate or future delivery, commercial paper, Federal Reserve funds, foreign exchange or any other property of a similar nature whatsoever;

              b. deliver to and deposit with the Bank for safekeeping, custody, or other purposes any and all securities of any kind whatsoever, and, in connection therewith, to open and maintain with the Bank a safekeeping or custody account and to sign agreements, orders and issue instructions in respect thereto as said Designated Person may deem advisable;

              c. withdraw, receive, and receipt for and sign orders and issue instructions for the handling, transfer, registration, sale, substitution, exchange and delivery of any stocks, bonds, other securities or other property held by the Bank for the account of the Corporation; such withdrawals, substitutions, exchanges, and deliveries, whether subject to payment or not, may also be made by the bearer of any order, receipt, or request so signed;

         B. to amend, revoke or terminate any designation made pursuant to the authority contained in paragraph A; and

         C. to enter into such agreements with the Bank with respect to any banking services (including without limitation financial advisory services) and financial accommodations as such officers in their sole discretion deem advisable or in the interest of the Corporation.

V. RESOLVED FURTHER, that any one of the Corporation's Chairman of the Board and the President be, and each hereby is, authorized on behalf of the Corporation, to enter into agreements to assume, guaranty, contingently agree to purchase or provide funds for the payment of or otherwise become liable upon the obligations of a third party to the Bank or otherwise to assure the Bank against losses related to an extension of credit to a third party, PROVIDED, HOWEVER, that any one of the Corporation's Chairman of the Board and President be, and each hereby is, authorized to so act with respect to obligations of subsidiaries of the Corporation.

VI. RESOLVED FURTHER, that each of the foregoing resolutions shall also apply in full to any account, financial accommodation, transaction or property at or with any facility or branch of the Bank and its subsidiaries and affiliates.

VII. RESOLVED FURTHER, that any request for a loan or other financial accommodation may be made by telephone, writing, by telex or facsimile transmission, or by any other form of communication deemed advisable by the Designated Person and that the Bank shall incur no liability for acting in accordance with requests or instructions which the Bank believes in good faith to have emanated from a properly authorized person.

VIII. RESOLVED FURTHER, that each of the foregoing resolutions and any designation of Designated Persons made pursuant thereto shall continue in force until express written notice of its revocation or modification has been received by the Bank, but if the authority contained in them should be revoked or terminated by operation of law without such notice, it is resolved and hereby agreed, for the purpose of inducing the Bank to act thereunder, that the Bank shall be saved harmless from any loss suffered or liability incurred by it in so acting after such revocation or termination without such notice.

IX. RESOLVED FURTHER, that any Designated Person designated pursuant to Resolution I above be and hereby is authorized and directed to execute and deliver on behalf of the Corporation any and all forms of corporate resolutions of authority for bank accounts, borrowings and other transaction herein approved required by said Bank, with the representation that any such resolutions have been duly authorized and approved by the Board of Directors of the Corporation, with executed copies of such resolutions to be placed in the minute book of the Corporation, and all such resolutions so executed and delivery are hereby authorized, affirmed, ratified and approved.


                                  DIRECTORS:


DATED:
        ------------------------   ------------------------------------


DATED:
        ------------------------   ------------------------------------


DATED:
        ------------------------   ------------------------------------


DATED:
        ------------------------   ------------------------------------


DATED:
        ------------------------   ------------------------------------


DATED:
        ------------------------   ------------------------------------

                                      EXHIBIT I
                       to Amended and Restated Credit Agreement



                                     May 28, 1996



Mr. David B. Westburg
Vice President
U. S. Bank of Washington,
  National Association
1420 Fifth Avenue, 11th Floor
Seattle, Washington 98101-2333

         Subject:  Loan by U. S. Bank of Washington, National Association
                   ("U. S. Bank") and Lenders to Eagle Hardware & Garden, Inc. ("Eagle")

Dear Mr. Westburg:

         On or about June 30, 1995, U. S. Bank, as agent for Lenders, Eagle, Tungsram U.S.A., Ltd. ("Tungsram"), and General Electric Company acting through its GE Lighting business ("G.E."), entered into that certain intercreditor agreement ("Intercreditor Agreement"), whereby G.E. and Tungsram waived all of their present and future rights, claims, interest, and remedies whatsoever in, to, and against the proceeds only of the Consigned Goods (as that term is defined in the Intercreditor Agreement) (and not the Consigned Goods themselves), whether identifiable cash proceeds or otherwise, and in any form whatsoever.

         In consideration of the commitment by U. S. Bank and Lenders to modify certain terms under the amended and restated credit agreement dated as of May 28, 1996 ("Credit Agreement"), G.E. and Tungsram, reaffirm that the waivers and agreement set forth in the Intercreditor Agreement continue to remain in full force and effect, regardless of

Mr. David B. Westburg                - 2 -                        May 28, 1996

whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with Eagle.



                                  GENERAL ELECTRIC COMPANY, acting
                                    through its GE LIGHTING business



                                  By
                                         --------------------------------------

                                  Title
                                         --------------------------------------



                                  TUNGSRAM, U.S.A., LTD.


                                  By
                                         --------------------------------------

                                  Title
                                         --------------------------------------

                                      EXHIBIT J
                       to Amended and Restated Credit Agreement

                              Borrowing Base Certificate
                          for Eagle Hardware & Garden, Inc.

                                                     For Period Ending: ________


Accounts Receivable -- Gross                                   $__________
- ----------------------------
 less accounts more than 90 days past date of invoice         ($__________)
 less accounts with 25% of total balance ineligible           ($__________)
 less accounts over approved concentrations                   ($__________)
 less accounts due from officers, employees, or affiliates    ($__________)
 less accounts resulting from COD sales, finance charges
 and consignments                                             ($__________)
 less accounts due from Governmental Bodies                   ($__________)
 less foreign accounts                                        ($__________)
 less accounts that constitute dated or progress billings     ($__________)
 less other ineligible                                        ($__________)
Total Eligible Accounts Receivable                                            $__________
Inventory -- Gross                                             $__________
- ------------------
 less raw materials                                           ($__________)
 less consigned inventory                                     ($__________)
 less inventory located outside U.S.                          ($__________)
 less obsolete inventory                                      ($__________)
 less inventory not in salable condition                      ($__________)
 less work in process                                         ($__________)
 less other ineligible items                                  ($__________)
Total Eligible Inventory                                                      $__________
Less Trade Payables                                                          ($__________)
Net Eligible Inventory                                                        $__________

- -------------------------------------------------------------------------------------------


Eligible Accounts Receivable X 80% =                      $__________
Net Eligible Inventory X 55% =                            $__________
Plus                                                      $10,000,000
Total Borrowing Base                                                          $__________
Revolving Loans Outstanding                               $__________
Letters of Credit Outstanding                             $__________
Aggregate Current Amount                                                     ($__________)
Net Available under Revolving Credit Commitment                               $__________


I certify the above to be true and correct.

                                                 Eagle Hardware & Garden, Inc.

                                                 By
                                                       ------------------------

                                                 Title
                                                       ------------------------

                                                 Date
                                                       ------------------------

                                      EXHIBIT K
                       to Amended and Restated Credit Agreement

                        Form of Commitment Transfer Supplement

                            COMMITMENT TRANSFER SUPPLEMENT


         COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among [each of] the Transferor Lender[s] set forth in
Item 2 of Schedule I hereto (the "Transferor Lender[s]"), each Purchasing Lender set forth in Item 3 of Schedule I hereto (each, a "Purchasing Lender"), EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), and U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, as agent for Lenders under the Credit Agreement described below (in such capacity, the "Agent").

                                 W I T N E S S E T H:

         WHEREAS this Commitment Transfer Supplement is being executed and delivered in accordance with subsection 10.3(c) of the Amended and Restated Credit Agreement, dated as of May 28, 1996, among Borrower, the Transferor Lender[s] and the other Lenders named therein, and the Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

         WHEREAS each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) wishes to become a Lender party to the Credit Agreement; and

         WHEREAS [each of] the Transferor Lender[s] [is][are] selling and assigning to each Purchasing Lender, rights, obligations and commitments under the Credit Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1.   From and after the Transfer Effective Date set forth in Item 4 of
Schedule I hereto (the "Transfer Effective Date"), each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

         2. [Each of the] [The] Transferor Lender[s] acknowledges receipt from each Purchasing Lender of an amount equal to the purchase price, as agreed between each of the Transferor Lender[s] and such Purchasing Lender (the "Purchasing Price"), of the portion being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the outstanding Loans, Letters of Credit and other amounts owing to [each of] the Transferor Lender[s] under the Credit Agreement, the L/C Applications, and the Notes. The Transferor Lender[s] hereby irrevocably sell[s], assign[s] and transfers to each Purchasing Lender, without recourse, and, except as expressly set forth in paragraphs 8 and

9 hereof, without representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from [each of] the Transferor Lender[s], such Purchasing Lender's Purchased Percentage of the Revolving Credit Commitments and the presently outstanding Loans, Letters of Credit and other amounts owing to [each of] the Transferor Lender[s] under the Credit Agreement, the L/C Applications, and the Notes, together with all instruments, documents and collateral security pertaining thereto.

         3. The Transferor Lender[s] [has] [have] made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by [each of] the Transferor Lender[s] to such Purchasing Lender of any fees heretofore received by each the Transferor Lender[s] pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to [each of] the Transferor Lender[s] of fees or interest received by such Purchasing Lender pursuant to the Credit Agreement from and after the Transfer Effective Date.

         4.   a.   From and after the Transfer Effective Date, principal,
interest, fees and other amounts that would otherwise be payable to or for the account of the Transferor Lender[s] pursuant to the Credit Agreement, the L/C Applications, and the Notes shall, instead, be payable to or for the account of [each of] the Transferor Lender[s] and the Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement, whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date.

         b. The Transferor Lender[s] and each Purchasing Lender hereby agree and instruct the Agent that, notwithstanding the provisions of subparagraph
(a) of this paragraph 4, on each date hereafter on which interest or fees are payable under the Credit Agreement, the L/C Applications, and the Notes in respect of any period (an "Accrual Period") ending on or prior to the Transfer Effective Date, any such interest or fees payable to the Purchasing Lender on account of such Accrual Period in respect of its interests as reflected in this Commitment Transfer Supplement shall be paid over to [each of] the Transferor Lender[s] (and, if such interest or fees are not paid in full when due, the payment over to the Transferor Lender[s] shall be ratable), and [each of] the Transferor Lender[s] and such Purchasing Lender will make appropriate arrangements for the payment to such Purchasing Lender of the portion thereof owing to it to reflect the amount, if any, included in the Purchase Price for interest and fees in respect of any Accrual Period.

         5.   a.   The Notes of [each of] the Transferor Lender[s] are being
delivered to the Agent concurrently with this Commitment Transfer Supplement. On or prior to the Transfer Effective Date, the Borrower shall make appropriate arrangements with the Agent so that replacement Notes are issued to [each of] the Transferor Lender[s], and new Notes or replacement Notes, as appropriate, are issued to each Purchasing Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their Revolving Credit Commitments (as adjusted pursuant to this Commitment Transfer Supplement). As provided in subsection 10.3(c) of the Credit Agreement, each such new

Note or replacement Note, as the case may be, shall be dated the date of the initial Loans evidenced thereby.

         b. Any Letter of Credit Participation Certificates are being delivered to U. S. Bank concurrently with this Commitment Transfer Supplement. On or prior to the Transfer Effective Date, the Transferor Lender[s] shall make appropriate arrangements with Agent so that replacement Letter of Credit Participation Certificates are issued to [each of] the Transferor Lender[s], and new Letter of Credit Participation Certificates or replacement Letter of Credit Participation Certificates, as appropriate, are issued to each Purchasing Lender, in each case indicating L/C Participating Interests reflecting, in accordance with the Credit Agreement, their Revolving Credit Commitments (as adjusted pursuant to this Commitment Transfer Supplement). As provided in subsection 10.3(c) of the Credit Agreement, each such new Letter of Credit Participation Certificate or replacement Letter of Credit Participation Certificate, as the case may be, shall be dated the date of the related original Letter of Credit Participation Certificate.

         6. Concurrently with the execution and delivery hereof, the Agent will, at the expense of the Transferor Lender[s], provide to each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) photocopies of all documents delivered to the Agent on the Closing Date and on each date on which a Loan is made under the Credit Agreement in satisfaction of the conditions precedent set forth in the Credit Agreement.

         7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

         8. By executing and delivering this Commitment Transfer Supplement, [each of] the Transferor Lender[s] and each Purchasing Lender confirm to and agree with each other and the Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, [each of] the Transferor Lender[s] makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the L/C Applications, the Notes, or any other instrument or document furnished pursuant thereto; (ii) the Transferor Lender[s] make[s] no representation or warranty and assume[s] to responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the L/C Applications, the Notes, or any other instrument or document furnished pursuant thereto; (iii) each Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 7.10 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement;

(iv) each Purchasing Lender will, independently and without reliance upon the Agent, the Transferor Lender[s] or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(v) each Purchasing Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article IX of the Credit Agreement; and (vi) each Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

         9. Schedule II hereto sets forth the revised Revolving Credit Commitments and Pro Rata Shares of [each of] the Transferor Lender[s] and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

         10. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of Washington.

         IN WITNESS WHEREOF, the parties hereto have cause this Commitment Transfer Supplement to be executed by their respective duly authorized officers as of the date set forth in Item 1 of Schedule I hereto.



                                       ----------------------------------------
                                       Transferor Lender


                                       By
                                             ----------------------------------

                                       Title
                                             ----------------------------------



                                       ----------------------------------------
                                       Purchasing Lender

                                       By
                                             ----------------------------------

                                       Title
                                             ----------------------------------

                                       ----------------------------------------
                                       Purchasing Lender

                                       By
                                             ----------------------------------

                                       Title
                                             ----------------------------------



CONSENTED TO AND ACKNOWLEDGED:

EAGLE HARDWARE & GARDEN, INC.


By
      -----------------------------

Title
      -----------------------------


U. S. BANK OF WASHINGTON,
  NATIONAL ASSOCIATION



By
      -----------------------------

Title
      -----------------------------


[Consents required only when Purchasing Lender is not already a Lender or affiliate thereof]

ACCEPTED FOR RECORDATION IN
  REGISTER:

U. S. BANK OF WASHINGTON,
  NATIONAL ASSOCIATION



By
      -----------------------------

Title
      -----------------------------

                                      SCHEDULE I
                          to Commitment Transfer Supplement



ITEM #1:      The date of this Commitment Transfer Supplement is
              ____________________________________________________.

ITEM #2:      The names of the Transferor Lender[s] is[are]:
              ____________________________________________________.

ITEM #3:      The names of the Purchasing Lender[s] is[are]:
              _____________________________________________________.

ITEM #4:      The Transfer Effective Date is ______________________.

                                     SCHEDULE II
                          to Commitment Transfer Supplement

                                  LIST OF ADDRESSES
                          FOR NOTICES AND COMMITMENT AMOUNTS
                          ----------------------------------


[Name of
Transferor Lender] Revised Commitment Amounts:
                   --------------------------

                   Revolving Credit Commitment                   $_____________

                   Revised Pro Rata Share                         ____________%


[Name of
Purchasing Lender] New Commitment Amounts:
                   ----------------------

                   Revolving Credit Commitment                   $_____________

                   Revised Pro Rata Share                         ____________%


Address for Notices:

____________________________________
____________________________________
____________________________________
Attn:_______________________________


[Name of
Purchasing Lender] New Commitment Amounts:
                   ----------------------

                   Revolving Credit Commitment                   $_____________

                   Revised Pro Rata Share                         ____________%


Address for Notices:

____________________________________
____________________________________
____________________________________
Attn:_______________________________

                            REVOLVING CREDIT NOTE

$25,000,000                                                     May 28, 1996


    For value received, the undersigned, EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), promises to pay to the order of U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION ("Payee"), the principal sum of Twenty-five Million Dollars ($25,000,000) or so much thereof as advanced by Payee in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain amended and restated credit agreement dated as of May 28, 1996, by and among Borrower, the financial institutions named therein as Lenders, and U.S. Bank of Washington, National Association ("U.S. Bank") as agent for Lenders (in such capacity "Agent") (said Credit Agreement together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on November 30, 1997.

    All advances under this Note, all conversions between interest rate options, and all payments of principal and interest may be reflected on a schedule or a computer-generated statement which shall become a part of this Note.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent located at 1420 Fifth Avenue, Seattle, Washington 98101 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

    Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Requisite Lenders. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Requisite Lenders with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

    This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder.

    Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                       EAGLE HARDWARE & GARDEN, INC.

                                       By  /s/ David J. Heerensperger
                                          --------------------------------
                                          David J. Heerensperger, Chairman
                                          and Chief Executive Officer

                            REVOLVING CREDIT NOTE

$5,000,000                                                      May 28, 1996


    For value received, the undersigned, EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), promises to pay to the order of UNITED STATES NATIONAL BANK OF OREGON ("Payee"), the principal sum of Five Million Dollars ($5,000,000) or so much thereof as advanced by Payee in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain amended and restated credit agreement dated as of May 28, 1996, by and among Borrower, the financial institutions named therein as Lenders, and U.S. Bank of Washington, National Association ("U.S. Bank") as agent for Lenders (in such capacity "Agent") (said Credit Agreement together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on November 30, 1997.

    All advances under this Note, all conversions between interest rate options, and all payments of principal and interest may be reflected on a schedule or a computer-generated statement which shall become a part of this Note.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent located at 1420 Fifth Avenue, Seattle, Washington 98101 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

    Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Requisite Lenders. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Requisite Lenders with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

    This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder.

    Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                       EAGLE HARDWARE & GARDEN, INC.

                                       By /s/ David J. Heerensperger
                                          ------------------------------------
                                              David J. Heerensperger, Chairman
                                              and Chief Executive Officer

                            REVOLVING CREDIT NOTE

$15,000,000                                                     May 28, 1996


    For value received, the undersigned, EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), promises to pay to the order of THE SUMITOMO BANK, LIMITED ("Payee"), the principal sum of Fifteen Million Dollars ($15,000,000) or so much thereof as advanced by Payee in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain amended and restated credit agreement dated as of May 28, 1996, by and among Borrower, the financial institutions named therein as Lenders, and U.S. Bank of Washington, National Association ("U.S. Bank") as agent for Lenders (in such capacity "Agent") (said Credit Agreement together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on November 30, 1997.

    All advances under this Note, all conversions between interest rate options, and all payments of principal and interest may be reflected on a schedule or a computer-generated statement which shall become a part of this Note.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent located at 1420 Fifth Avenue, Seattle, Washington 98101 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

    Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Requisite Lenders. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Requisite Lenders with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

    This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder.

    Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                       EAGLE HARDWARE & GARDEN, INC.

                                       By  /s/ David J. Heerensperger
                                           -----------------------------------
                                           David J. Heerensperger, Chairman
                                           and Chief Executive Officer

                            REVOLVING CREDIT NOTE

$10,000,000                                                     May 28, 1996


    For value received, the undersigned, EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), promises to pay to the order of KEY BANK OF WASHINGTON, ("Payee"), the principal sum of Ten Million Dollars ($10,000,000) or so much thereof as advanced by Payee in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain amended and restated credit agreement dated as of May 28, 1996, by and among Borrower, the financial institutions named therein as Lenders, and U.S. Bank of Washington, National Association ("U.S. Bank") as agent for Lenders (in such capacity "Agent") (said Credit Agreement together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on November 30, 1997.

    All advances under this Note, all conversions between interest rate options, and all payments of principal and interest may be reflected on a schedule or a computer-generated statement which shall become a part of this Note.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent located at 1420 Fifth Avenue, Seattle, Washington 98101 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

    Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Requisite Lenders. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Requisite Lenders with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

    This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder.

    Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                       EAGLE HARDWARE & GARDEN, INC.

                                       By  /s/ David J. Heerensperger
                                           -----------------------------------
                                           David J. Heerensperger, Chairman
                                           and Chief Executive Officer

                            REVOLVING CREDIT NOTE

$10,000,000                                                     May 28, 1996


    For value received, the undersigned, EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), promises to pay to the order of FIRST SECURITY BANK OF IDAHO, N.A. ("Payee"), the principal sum of Ten Million Dollars ($10,000,000) or so much thereof as advanced by Payee in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain amended and restated credit agreement dated as of May 28, 1996, by and among Borrower, the financial institutions named therein as Lenders, and U.S. Bank of Washington, National Association ("U.S. Bank") as agent for Lenders (in such capacity "Agent") (said Credit Agreement together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on November 30, 1997.

    All advances under this Note, all conversions between interest rate options, and all payments of principal and interest may be reflected on a schedule or a computer-generated statement which shall become a part of this Note.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent located at 1420 Fifth Avenue, Seattle, Washington 98101 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

    Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Requisite Lenders. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Requisite Lenders with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

    This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder.

    Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                       EAGLE HARDWARE & GARDEN, INC.

                                       By  /s/ David J. Heerensperger
                                           -----------------------------------
                                           David J. Heerensperger, Chairman
                                           and Chief Executive Officer

                            REVOLVING CREDIT NOTE

$10,000,000                                                     May 28, 1996


    For value received, the undersigned, EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), promises to pay to the order of FIRST HAWAIIAN BANK ("Payee"), the principal sum of Ten Million Dollars ($10,000,000) or so much thereof as advanced by Payee in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain amended and restated credit agreement dated as of May 28, 1996, by and among Borrower, the financial institutions named therein as Lenders, and U.S. Bank of Washington, National Association ("U.S. Bank") as agent for Lenders (in such capacity "Agent") (said Credit Agreement together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on November 30, 1997.

    All advances under this Note, all conversions between interest rate options, and all payments of principal and interest may be reflected on a schedule or a computer-generated statement which shall become a part of this Note.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent located at 1420 Fifth Avenue, Seattle, Washington 98101 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

    Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Requisite Lenders. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Requisite Lenders with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

    This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder.

    Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                       EAGLE HARDWARE & GARDEN, INC.

                                       By  /s/ David J. Heerensperger
                                           -----------------------------------
                                           David J. Heerensperger, Chairman
                                           and Chief Executive Officer

                        FIRST AMENDMENT TO SECURITY AGREEMENT

    This first amendment to security agreement ("Amendment") is made and entered into as of May 28, 1996, by EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), for the benefit of U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, a national banking association, ("U.S. Bank"), as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement (hereinafter defined).

                            R E C I T A L S:

    A. EXISTING LOAN AND SECURITY AGREEMENT. On or about June 30, 1995, Borrower, Lenders, and Secured Party entered into that certain credit agreement ("Original Credit Agreement"), pursuant to which Lenders advanced funds to Borrower. Contemporaneously with the execution of the Original Credit Agreement, Borrower granted to Lenders a security interest in certain of its existing and future assets as security for all past, present, and future indebtedness of Borrower to Lenders, as more fully set forth in the security agreement dated as of June 30, 1995, among Borrower and Lenders ("Security Agreement").

    B. PARTIES AND PURPOSE. Contemporaneously with the execution of this Amendment, Secured Party, Lenders, and Borrower entered into an amended and restated credit agreement of even date herewith, pursuant to which Agent and Lenders agreed to modify certain terms in the Original Credit Agreement and to restate the Original Credit Agreement.

    NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to amend and restate the Original Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Secured Party as follows:

    1. AMENDMENT. All references to the "Credit Agreement" in the Security Agreement are hereby amended to mean the amended and restated credit agreement of even date herewith among Borrower, Lender, and Agent (together with all supplements, exhibits, modifications, and amendments thereto, the "Credit Agreement").

    2. RATIFICATION. Secured Party and Borrower agree that the Security Agreement is hereby amended as set forth herein, and that the Security Agreement shall remain in full force and effect, except as expressly modified by this Amendment. Borrower hereby reaffirms and ratifies the Security Agreement and the grant of security thereunder.

    3. COUNTERPARTS. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute an original Amendment, but all of such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

    IN WITNESS WHEREOF, Borrower and Secured Party have caused these presents to be duly executed by their respective duly authorized signatories as of the day and year first above written.

                                       BORROWER:

                                       EAGLE HARDWARE & GARDEN, INC.


                                        By  /s/ David J. Heerensperger
                                           ----------------------------
                                           David. J. Heerensperger
                                           Chairman and Chief Executive Officer

                                       Notice Address:

                                       Eagle Hardware & Garden, Inc.
                                       981 Powell Avenue, S.W.
                                       Renton, Washington 98005
                                       Facsimile:   (206) 204-5168
                                       Attention: Steve Stenberg, Asst.
                                                  Treasurer

                                       SECURED PARTY:

Accepted by:                           U.S. BANK OF WASHINGTON,
                                         NATIONAL ASSOCIATION, as
                                         Agent for Lenders


                                       By  /s/ David B. Westburg
                                            ------------------------------------
                                            David B. Westburg, Vice President

                                       Notice Address:

                                       U.S. Bank of Washington,
                                         National Association
                                       1420 Fifth Avenue, 11th Floor
                                       Seattle, Washington 98101
                                       Facsimile:    (206) 344-2332
                                       Attention:     David B. Westburg
                                                      Vice President

                       FIRST AMENDMENT TO TRADEMARK ASSIGNMENT

         The first amendment to trademark assignment ("Amendment") is made as of this 20th day of May, 1996, between EAGLE HARDWARE & GARDEN, INC., a Washington corporation having a mailing address at 981 Powell Avenue S.W., Renton, Washington 98005 ("Borrower"), and U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement (as hereinafter defined), having a mailing address at 1420 Fifth Avenue, Seattle, Washington 98101.

                                  R E C I T A L S:

         A. On or about June 30, 1995, Borrower, Lenders, and Secured Party entered into that certain credit agreement ("Original Credit Agreement"), pursuant to which Lenders advanced funds to Borrower. Contemporaneously with the execution of the Original Credit Agreement, Borrower, Secured Party and Lenders entered into that certain trademark assignment ("Trademark Assignment"), whereby Borrower granted to Secured Party for its benefit and ratable benefit of Lenders, a first priority and exclusive security interest in all of the trademarks, trade names, service marks, patents and applications therefor of Borrower, now owned or hereafter acquired.

         B. Contemporaneously with the execution of the Original Credit Agreement, Borrower and Secured Party entered into a security agreement ("Security Agreement"), under which Borrower granted to Secured Party a lien on and security interest in accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, and inventory ("Other Assets"), whereby Secured Party shall have the right to foreclose on the Trademarks and Other Assets in the event of the occurrence and continuance of an Event of Default under the Credit Agreement.

         C. Contemporaneously with the execution of this Amendment, Borrower, Lenders, and Secured Party entered into an amended and restated credit agreement of even date herewith, pursuant to which Lenders agreed to modify certain terms in the Original Credit Agreement.

         NOW, THEREFORE, in consideration of the premises, and in order to induce Secured Party and Lenders to amend and restate the Original Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Secured Party as follows:

         1. AMENDMENT. All references to the "Credit Agreement" in the Trademark Assignment are hereby amended to mean the amended and restated credit agreement of even date herewith among Borrower, Lender, and Agent (together with all supplements, exhibits, modifications, and amendments thereto, the "Credit Agreement").

         2. RATIFICATION. Secured Party and Borrower agree that the Trademark Assignment is hereby amended as set forth herein, and that the Trademark Assignment shall remain in full force and effect, except as expressly modified by this Amendment. Borrower hereby reaffirms and ratifies the Trademark Assignment and the grant of security thereunder.

         3. COUNTERPARTS. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute an original Amendment, but all of such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         IN WITNESSES WHEREOF, Borrower and Secured Party have caused these presents to be duly executed by their respective, duly authorized signatures as of the day first above written.

                                  BORROWER:

                                  EAGLE HARDWARE & GARDEN, INC.

                                  By    /s/ David J. Heerensperger
                                       ------------------------------------
                                       David J. Heerensperger
                                       Chairman and Chief Executive Officer

                                  SECURED PARTY:

                                  U.S. BANK OF WASHINGTON, NATIONAL
                                    ASSOCIATION, as Agent for Lenders

                                  By     /s/ David Westburg
                                       -------------------------------------
                                       David B. Westburg, Vice President

                            COMMITMENT TRANSFER SUPPLEMENT

         COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Lender set forth in Item 2 of
Schedule I hereto (the "Transferor Lender"), each Purchasing Lender set forth in
Item 3 of Schedule I hereto (each, a "Purchasing Lender"), EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Borrower"), and U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, as agent for Lenders under the Credit Agreement described below (in such capacity, the "Agent").

                                 W I T N E S S E T H:

         WHEREAS this Commitment Transfer Supplement is being executed and delivered in accordance with subsection 10.3(c) of the Credit Agreement dated as of June 30, 1995, among Borrower, the Transferor Lender and the other Lenders named therein, and the Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

         WHEREAS each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) wishes to become a Lender party to the Credit Agreement; and

         WHEREAS the Transferor Lender is selling and assigning to each Purchasing Lender, rights, obligations and commitments under the Credit Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1.   From and after the Transfer Effective Date set forth in Item 4 of
Schedule I hereto (the "Transfer Effective Date"), each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

         2. The Transferor Lender acknowledges receipt from each Purchasing Lender of an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the "Purchasing Price"), of the portion being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the Revolving Credit Commitments and the presently outstanding Loans, Letters of Credit and other amounts owing to the Transferor Lender under the Credit Agreement, the L/C Applications, and the Notes. The Transferor Lender hereby irrevocably sells, assigns and transfers to each Purchasing Lender, without recourse, and, except as expressly set forth in paragraphs 8 and 9 hereof, without representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender, such Purchasing Lender's Purchased Percentage of the Revolving Credit Commitments and the presently outstanding Loans, Letters of Credit and other amounts owing to the Transferor Lender under the Credit

Agreement, the L/C Application, and the Notes, together with all instruments, documents and collateral security pertaining thereto.

         3. The Transferor Lender has made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Lender to such Purchasing Lender of any fees heretofore received by the Transferor Lender pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to the Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Credit Agreement from and after the Transfer Effective Date.

         4.   a.   From and after the Transfer Effective Date, principal,
interest, fees and other amounts that would otherwise be payable to or for the account of the Transferor Lender pursuant to the Credit Agreement, the L/C Applications, and the Notes shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement, whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date.

         b. The Transferor Lender and each Purchasing Lender hereby agree and instruct the Agent that, notwithstanding the provisions of subparagraph (a) of this paragraph 4, on each date hereafter on which interest or fees are payable under the Credit Agreement, the L/C Applications, and the Notes in respect of any period (an "Accrual Period") ending on or prior to the Transfer Effective Date, any such interest or fees payable to the Purchasing Lender on account of such Accrual Period in respect of its interests as reflected in this Commitment Transfer Supplement shall be paid over to the Transferor Lender (and, if such interest or fees are not paid in full when due, the payment over to the Transferor Lender shall be ratable), and the Transferor Lender and such Purchasing Lender will make appropriate arrangements for the payment to such Purchasing Lender of the portion thereof owing to it to reflect the amount, if any, included in the Purchase Price for interest and fees in respect of any Accrual Period.

         5.   a.   The Notes of the Transferor Lender are being delivered to
the Agent concurrently with this Commitment Transfer Supplement. On or prior to the Transfer Effective Date, the Borrower shall make appropriate arrangements with the Agent so that replacement Notes are issued to the Transferor Lender, and new Notes or replacement Notes, as appropriate, are issued to each Purchasing Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their Revolving Credit Commitments (as adjusted pursuant to this Commitment Transfer Supplement). As provided in subsection 10.3(c) of the Credit Agreement, each such new Note or replacement Note, as the case may be, shall be dated the date of the initial Loans evidenced thereby.

         b. Any Letter of Credit Participation Certificates are being delivered to the Agent concurrently with this Commitment Transfer Supplement. On or prior to the Transfer Effective Date, the Transferor Lender shall make appropriate arrangements with

Agent so that replacement Letter of Credit Participation Certificates are issued to the Transferor Lender, and new Letter of Credit Participation Certificates or replacement Letter of Credit Participation Certificates, as appropriate, are issued to each Purchasing Lender, in each case indicating L/C Participating Interests reflecting, in accordance with the Credit Agreement, their Revolving Credit Commitments (as adjusted pursuant to this Commitment Transfer Supplement). As provided in subsection 10.3(c) of the Credit Agreement, each such new Letter of Credit Participation Certificate or replacement Letter of Credit Participation Certificate, as the case may be, shall be dated the date of the related original Letter of Credit Participation Certificate.

         6. Concurrently with the execution and delivery hereof, the Agent will, at the expense of the Transferor Lender, provide to each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) photocopies of all documents delivered to the Agent on the Closing Date and on each date on which a Loan is made under the Credit Agreement in satisfaction of the conditions precedent set forth in the Credit Agreement.

         7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

         8.   By executing and delivering this Commitment Transfer
Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other and the Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the L/C/ Applications, the Notes, or any other instrument or document furnished pursuant thereto; (ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit
Agreement, the L/C Applications, the Notes, or any other instrument or document furnished pursuant thereto; (iii) each Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 7.10 of the Credit
Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon the Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article IX of the Credit Agreement; and (vi) each Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the term of the Credit Agreement are required to be performed by it as a Lender.

         9. Schedule II hereto sets forth the revised Revolving Credit Commitments and Pro Rata Shares of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

         10. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of Washington.

         IN WITNESS WHEREOF, the parties hereto have cause this Commitment Transfer Supplement to be executed by their respective duly authorized officers as of the date set forth in Item 1 of Schedule I hereto.

                                  TRANSFEROR LENDER:

                                  U.S. BANK OF WASHINGTON,
                                    NATIONAL ASSOCIATION

                                  By     /s/ David B. Westburg
                                       -----------------------------------
                                       David B. Westburg, Vice President

                                  PURCHASING LENDERS:

                                  FIRST HAWAIIAN BANK

                                  By     /s/  Robert M. Wheeler, III
                                       ------------------------------------
                                       Robert M. Wheeler, III
                                       Vice President

                                  FIRST SECURITY BANK OF
                                    IDAHO, N.S.

                                  By     /s/ Brian Cook
                                       -------------------------------
                                       Brian Cook, Vice President


                                  THE SUMITOMO BANK, LIMITED

                                  By    /s/ Andrea B. Sargent
                                       -------------------------------
                                         Andrea B. Sargent

                                  Title   Vice President and Manager
                                       -------------------------------

                                  By      C.A. Daley
                                       -------------------------------
                                       Carole A. Daley

                                  Title   Vice President
                                       -------------------------------


CONSENTED TO AND ACKNOWLEDGED:

EAGLE HARDWARE & GARDEN, INC.


By     /s/ David J. Heerensperger
       --------------------------------
Title  Chairman/CEO
       --------------------------------


U.S. BANK OF WASHINGTON,
  NATIONAL ASSOCIATION

By      /s/ David Westburg
       ---------------------------------
       David B. Westburg, Vice President

ACCEPTED FOR RECORDATION IN
  REGISTER:

U.S. BANK OF WASHINGTON,
  NATIONAL ASSOCIATION

By      /s/ David Westberg
       ---------------------------------
       David B. Westburg, Vice President

                                      SCHEDULE I
                          to Commitment Transfer Supplement


ITEM #1: The date of this Commitment Transfer Supplement is May 27, 1996.

ITEM #2: The name of the Transferor Lender is:  U. S. Bank of Washington,
         National Association.

ITEM #3: The names of the Purchasing Lenders are:  First Hawaiian Bank, First
         Security Bank of Idaho, N.A., and The Sumitomo Bank, Limited.

ITEM #4: The Transfer Effective Date is May 28, 1996.

                                     SCHEDULE II
                          to Commitment Transfer Supplement

                                  LIST OF ADDRESSES
                          FOR NOTICES AND COMMITMENT AMOUNTS

TRANSFEROR LENDER:

U.S. Bank of Washington,
  National Association                           REVISED COMMITMENT AMOUNTS:

              Revolving Credit Commitment        $25,000,000
              Revised Pro Rate Share             33 1/3%

PURCHASING LENDERS:

First Hawaiian Bank                              NEW COMMITMENT AMOUNTS:

              Revolving Credit Commitment        $10,000,000
              Revised Pro Rata Share             13 1/3%

Address for Notices:

Corporate Banking Division
1132 Bishop Street, 19th Floor
Honolulu, Hawaii 96847
Attn:  Robert M. Wheeler, III

First Security Bank
  of Idaho, N.A.                                 NEW COMMITMENT AMOUNTS:

              Revolving Credit Commitment        $10,000,000
              Revised Pro Rata Share             13 1/3%

Address for Notices:

Commercial Banking Division
119 N. Ninth Street, 2nd Floor
Boise, Idaho 83702
Attn:  Brian Cook

The Sumitomo Bank, Limited                       NEW COMMITMENT AMOUNTS:

              Revolving Credit Commitment        $15,000,000

              Revised Pro Rata Share             20%

Address for Notices:

U.S. Commercial Banking Department
100 Pine Street, Suite 3300
San Francisco, California 94111
Attn:  Bill Bloore